EXHIBIT 2.3


                               Execution Copy







                        PURCHASE AGREEMENT

                          By and Among

            Crompton & Knowles Corporation, as C&K,

                             and

                Uniroyal Chemical Company, Inc.,

                    Trace Chemicals, Inc.

                             and

                         Gustafson, Inc.,

                         as the Sellers,

                             and

                    Bayer Corporation, as Purchaser
                             and

                  Gustafson LLC, as the Company

                  Dated as of November 20, 1998

                         TABLE OF CONTENTS
                                                       Page

ARTICLE 1.  DEFINITIONS.                                 1
ARTICLE 2.  SALE OF THE OFFERED MEMBERSHIP INTEREST;    11
            CONTRIBUTION OF ASSETS.                     11
    2.1 Sale of the Offered Membership Interest.        11
    2.2 Contributed Assets and Assumed Obligations.     12
    2.3 Closing Date.                                   14
ARTICLE 3.  PURCHASE PRICE.                             14
    3.1 Payment.                                        14
    3.2 Post-Closing Adjustment.                        14
    3.3 Net Equity at the Closing Date.                 15
    3.4 C&K Agreements.                                 15
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.             15
    4.1 By C&K and the Sellers.                         17
         (a) Contributed Assets.                        17
         (b) Organization of the Company and
             the Sellers.                               17
         (c) Authorizations, Consents and Approvals
             Needed by the Sellers and the Gustafson
             Business Entities.                         18
         (d) Authorizations, Consents and Approvals
             Needed by C&K.                             19
         (e) Authorizations, Consents and Approvals
             Needed by the Company.                     19
         (f) Absence of Certain Changes.                20
         (g) Title to Membership Interest.              20
         (h) Title to Real Property.                    21
         (i) Leases.                                    22
         (j) Contracts and Other Documents.             23
         (k) Labor and Employment.                      25
         (l) ERISA; Employee Benefit Plans.             25
         (m) Licenses and Permits.                      26
         (n) Absence of Undisclosed Liabilities.        27
         (o) Compliance With Law.                       27
         (p) Technology and Registrations.              27
         (q) Pending Litigation.                        28
         (r) Books and Records.                         28
         (s) Subsidiaries and Other Investments.        28
         (t) Inventory.                                 28
         (u) Capital Structure.                         29
         (v) Financial Statements.                      29
         (w) Taxes.                                     29
         (x) Accounts Payable and Accounts Receivable.  30
         (y) Regulatory Approvals.                      30
         (z) Insurance.                                 30
        (aa) Contributed Products.                      30
    4.2 By the Purchaser.                               31
         (a) Organization and Qualification.            31
         (b) Authorization, Consents or Approvals.      31
ARTICLE 5.  ENVIRONMENTAL MATTERS.                      32
    5.1 Environmental.                                  32
ARTICLE 6.  COVENANTS PRIOR TO CLOSING.                 34
    6.1 Covenants of C&K, the Sellers and the Company.  34
    6.2 Cooperation.                                    35
    6.3 No Solicitation.                                36
ARTICLE 7.  CLOSING.                                    36
    7.1 Conditions to Obligations of Purchaser.         36
    7.2 Conditions to Obligations of C&K, the Sellers
        and Initial Members.                            38
    7.3 Additional Conditions to Obligations.           39
    7.4 Purchaser's Closing Deliveries.                 40
    7.5 C&K's, the Sellers' and the Company's Closing
        Deliveries.                                     40
    7.6 Employee and Employee Benefit Matters.          42
ARTICLE 8.  FURTHER ASSURANCES.                         44
    8.1 Cooperation                                     44
    8.2 Taxes                                           44
ARTICLE 9.  SURVIVAL OF REPRESENTATIONS  AND WARRANTIES;
            INDEMNIFICATION.                            45
    9.1 Survival.                                       45
    9.2 Indemnification by C&K and the Sellers.         45
    9.3 Indemnification by Purchaser.                   48
    9.4 Procedure for Third Party Claims.               49
    9.5 Environmental Indemnification by C&K and the
        Sellers.                                        50
ARTICLE 10.  FINDERS AND BROKERS FEES.                  53
ARTICLE 11.  DEFAULT AND TERMINATION.                   53
    11.1 Default.                                       53
    11.2 Termination.                                   53
    11.3 Rights on Termination; Waiver.                 54
ARTICLE 12.  MISCELLANEOUS.                             55
    12.1 Transaction Costs.                             55
    12.2 No Third Party Beneficiaries.                  55
    12.3 Expenses of the Parties.                       55
    12.4 Amendment and Waiver.                          56
    12.5 Headings for Convenience.                      56
    12.6 Counterparts.                                  56
    12.7 Binding Effect.                                56
    12.8 Publicity.                                     56
    12.9 Complete Agreement.                            57
    12.10 Notices.                                      57
    12.11 Assignment.                                   59
    12.12 Severability.                                 59
    12.13 Choice of Law; Choice of Forum.               59
    12.14 Joint and Several                             60

                        SCHEDULES

Schedule 2.2(a): Contributed Assets and Assumed Obligations - United States and Mexico
Schedule 4.1(a):     Exceptions to Contributed Assets
Schedule 4.1(b):     Organization of the Company and the Sellers
Schedule 4.1(c): Authorizations, Consents and Approvals Needed by the Sellers
Schedule 4.1(d):     Authorizations, Consents and Approvals Needed by C&K
Schedule 4.1(e):     Authorizations, Consents or Approvals Needed by Company
Schedule 4.1(f):     Absence of Certain Changes
Schedule 4.1(g):     Title to Membership Interest
Schedule 4.1(h):     Title to Real Property
Schedule 4.1(i):     Leases
Schedule 4.1(j):     Contracts and Other Documents
Schedule 4.1(k):     Labor and Employment
Schedule 4.1(l):     Employee Benefit Plans
Schedule 4.1(m):     Licenses and Permits
Schedule 4.1(n):     Absence of Undisclosed Liabilities
Schedule 4.1(o):     Compliance with Law
Schedule 4.1(p):     Technology and Registrations
Schedule 4.1(q):     Pending Litigation
Schedule 4.1(r):     Books and Records
Schedule 4.1(s):     Subsidiaries and Other Investments
Schedule 4.1(t):     Inventory
Schedule 4.1(u):     Capital Structure
Schedule 4.1(v):     Financial Statements
Schedule 4.1(w):     Taxes
Schedule 4.1(x):     Accounts Payable and Accounts Receivable.
Schedule 4.1(aa):    Contributed Products
Schedule 4.2(a):     Organization and Qualification
Schedule 4.2(b):     Authorization, Consents or Approvals Needed by Purchaser
Schedule 5.1:        Environmental Matters
Schedule 6.1(a):     Conduct of Business
Schedule 6.1(d):     Changes in Business
Schedule 7.1(e):     Material Adverse Changes of the Company
Schedule 9.5(a)      Marsing Investigation and Remediation Agreement

                           EXHIBITS
     Exhibit A:     Knowledge of C&K; Knowledge of the Sellers
     Exhibit B:     Intentionally Omitted
     Exhibit C:     Form of LLC Agreement and Certificate of Formation
     Exhibit D:     Form of LLC Amendment
     Exhibit E:     Form of LLC Certificate of Membership Interest
     Exhibit F:     Form of Opinion of Counsel to Purchaser and its Affiliates
     Exhibit G:     Form of Opinion of Counsel to C&K, the Sellers, the
                    Company and their Affiliates
     Exhibit H:     Alternative Dispute Resolution Procedures
     Exhibit I:     Form of  Marketing Rights and Margin Agreement
     Exhibit J:     Form of Non-Disturbance and Attornment Agreement
     Exhibit K:     Form of Pre-Exercise Distribution and Technology
                    License Agreement
     Exhibit L:     Form of Post-Exercise Distribution and Technology License
                    Agreement
     Exhibit M:     Form of Code Section 197(f)(9)(B) Election
     Exhibit N:     Form of Benefit Services Agreement
     Exhibit O:     Form of Instrument of Transfer, Assignment and Assumption
                    Agreement (Contributed Assets and Assumed Obligations)
     Exhibit P:     Form of Deeds for Each Real Property
     Exhibit Q:     Form of Lease Estoppel and Consent Certificate
     Exhibit R:     Form of Consent and Assignment (Contracts)
     Exhibit S:     Forms of Intellectual Property Assignments




                        PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT is effective as of November 20, 1998 (the "Effective Date"), by and among Crompton & Knowles Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, United States of America ("C&K"), and Uniroyal Chemical Company, Inc., a corporation organized under the laws of the State of New Jersey, United States of America ("Uniroyal"), Trace Chemicals, Inc., a corporation organized under the laws of the State of Nevada, United States of America ("Trace Chemicals"), Gustafson, Inc., a corporation organized under the laws of the State of Minnesota, United States of America ("Gustafson, Inc.", and collectively with Uniroyal and Trace Chemicals, the "Sellers"), and Gustafson LLC, a limited liability company organized under the laws of the State of Delaware, United States of America (the "Company"), and Bayer Corporation, a corporation organized under the laws of the State of Indiana, United States of America ("Purchaser").
                        W I T N E S S E T H :
     WHEREAS, C&K, the parent company of all of the Sellers, has formed a limited liability company to consolidate the Business of the Gustafson Business Entities;
     WHEREAS, in furtherance of the objective set forth above, C&K and the Sellers shall cause the transfer of certain assets and obligations of the Gustafson Business Entities to the Company; and
     WHEREAS, C&K and the Sellers desire to sell to Purchaser and Purchaser desires to purchase, fifty percent (50%) of the Membership Interest in the Company.
     NOW, THEREFORE, for good and valuable consideration, including the agreements of the parties hereinafter set forth, the parties hereto agree as follows:
ARTICLE 1.   DEFINITIONS.
     When used in this Agreement and the above Recitals, the following capitalized terms shall have the meanings specified in this Article1. Other terms are defined in the text of this Agreement, and throughout this Agreement, those terms shall have the meanings respectively ascribed to them:
"Active Ingredient" or "Active Ingredients" means any and all naturally occurring or synthetically produced substances, compounds, mixtures or Biologicals, whether now existing or hereafter developed, which prevent, destroy, repel or mitigate any Pest, or accelerate or retard the rate of growth, germination or maturation, or otherwise protect, or alter the behavior of seeds, stored grains, or plants or the products thereof.
"Affiliate" or "Affiliates" means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first mentioned Person. As used in this definition of Affiliate, the term "control" (including "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee, by contract, or otherwise. The Company shall not be considered an Affiliate of any other Person.
"Agreement" means this agreement together with the exhibits and schedules attached hereto.
"Agency" or "Agencies" means individually and collectively, (i) the Environmental Protection Agency, the Environment and Health, and any other federal, local, provincial or other governmental or regulatory agency in Us which now regulates, or may in the future regulate, the use, development, registration or sale of Active Ingredients or Formulations; and (ii) the US Property Office, and any other federal, local, provincial or other governmental or regulatory agency in US which now regulates, or may in the future regulate, the protection, use, or registration of Technology.

"Assignment and Assumption Agreement" means the Instrument of Transfer, Assignment and Assumption Agreement (Contributed Assets and Assumed Obligations), the form of attached hereto as Exhibit O and incorporated herein by reference.
"Assumed Obligations" shall have the meaning given to such term in Section
2.2(a).
"Benefit Services Agreement" means the Benefit Services Agreement by and between Uniroyal and the Company, the form of which is attached hereto as Exhibit N and incorporated herein by reference.
"Biological" or "Biologicals" means any and all naturally occurring or synthetically created biological organisms which prevent, destroy, repel or mitigate any Pest, or accelerate or retard the rate of growth, germination or maturation, or otherwise protect, or alter the behavior of, seeds, stored grains, or plants or the products thereof.
"Board" means the Board of Managers as defined in the LLC Agreement. "Business" means the business constituting the development, formulation, manufacture, registration, marketing, and sale of Active Ingredients, Formulations, Equipment, and Other Products and Services for Seed Treatment uses or applications in the Territory, and all activities related thereto. "C&K" shall have the meaning given to such term in the Preamble.
"C&K Agreements" means the agreements listed in Exhibit A to the Marketing Agreement by and between the Company and C&K or its Affiliates.
"Claim" or "Claims" means any claim, demand, action, cause of action, suit, enforcement action or proceeding, whether in law or in equity.
"Closing" shall have the meaning given to such term in Section 2.3.
"Closing Agreements" means certificates and agreements (other than the Operative Agreements and any agreements referenced in any schedule hereto) to be delivered pursuant to Sections 7.4 and 7.5.
"Closing Date" shall have the meaning given to such term in Section 2.3. "Closing Date Balance Sheet" shall have the meaning given to such term in
Section 3.3(a).
"Code" means the Internal Revenue Code of 1986, as amended.
"Company" shall have the meaning given to such term in the Preamble. "Confidential Information" means all confidential and/or proprietary information of a Person (the "Owning Person"), whether arising under statute, common law or otherwise, whether belonging wholly or in part to the Owning Person, and whether subject to license or other grant of rights by or to the Owning Person as licensor or as licensee; but, specifically excluding, information that is generally known to those skilled in a chemical or life sciences field, including without limitation, the agrochemical field, and information as to a Person (a "Receiving Person"), and only as to such Receiving Person, that (1) is lawfully known to such Receiving Person prior to the disclosure by the Owning Person to such Receiving Person; (2) is lawfully acquired by such Receiving Person, rightfully furnished to such Receiving Person, or Publicly Available to such Receiving Person; (3) is information which such Receiving Person can document was independently developed by such Receiving Person; (4) was lawfully reverse engineered by such Receiving Person; or (5) is required to be disclosed by such Receiving Person pursuant to law, provided such Receiving Person uses reasonable efforts to give the Owning Person reasonably detailed prior notice of such required disclosure and an opportunity to oppose such disclosure.
"Contamination" means the emission, discharge or release of any Hazardous Substance to, on, onto or into the environment and the effects of such emission, discharge or release, including, without limitation, the presence or existence of any such Hazardous Substance as addressed by a Governmental Authority pursuant to applicable Environmental Laws.
"Contract Rights" shall have the meaning given to such term in Section 4.1(j). "Contracts" means contracts, agreements, license agreements, research agreements, non-disclosure agreements, vendor agreements, distribution, representative or marketing agreements, purchase orders, commitments, sales orders and supply agreements, to which the Gustafson Business Entities or the Company is a party, or by which the Gustafson Business Entities or the Company is bound as of the Closing Date and which is included as a Contributed Asset. "Contributed Assets" shall have the meaning given to such term in Section 2.2(a).
"Contributed Products" means the Active Ingredients, Formulations, Equipment or Other Product and/or Services listed on Schedule 4.1(aa).
"Deeds" means the forms of Deeds for the Real Property attached hereto as Exhibit P and incorporated herein by reference.
"DeMinimis Amount" means an amount less than or equal to TWENTY-FIVE THOUSAND UNITED STATES DOLLARS (US$25,000).
"Dispute" means any dispute, controversy or claim arising out of or relating to this Agreement, including without limitation, an alleged failure of a Person or its Affiliate to perform any of its obligations under this Agreement, any alleged default by Purchaser, C&K or the Sellers pursuant to
Section 12.8, or any claim which relates to the Confidential Information of any Person; but, specifically, excluding, any dispute, controversy or claim arising out of or relating to the performance under, any Operative Agreements by any party thereto, on or after the Closing Date. For purposes of this Agreement and the Operative Agreements, any disagreement between the parties as to whether any dispute, controversy or claim is a "Dispute", to be resolved pursuant to Section 12.13 hereof, or a matter to be resolved in accordance with the provisions of the Operative Agreements shall be deemed to be a "Dispute".
"Due Inquiry" means an inquiry by each person listed on Exhibit A of each management and supervisory employee who directly reports to each such listed person and whose employment responsibilities place them in a position to have information regarding the representations and warranties set forth in this Agreement. Such inquiry shall be personally conducted by each individual listed on Exhibit A as follows:
                        The individual of whom inquiry is being made shall be advised of the purpose and context of the inquiry and that truthful responses are required;
                         Each individual of whom inquiry is being made will be
provided in writing the particular statements of the Agreement qualified by Knowledge;
                         Each individual of whom inquiry is being made will
have an obligation to carefully consider the statement in question, ask follow-up questions of any person and review any documents that may be of assistance to them in providing their responses to the inquiry; and
                         Each individual of whom inquiry is being made and
each of the individuals listed on Exhibit A shall execute certificates verifying the accuracy of those statements of the Agreement qualified by Knowledge."Effective Date" shall have the meaning given to such term in the Preamble. "Employee Benefit Plans" means all of the plans, funds, policies, programs, arrangements or understandings, sponsored or maintained by the Company or the Gustafson Business Entities as of the Closing Date, pursuant to which any employee of the Gustafson Business Entities or the Company as of the Closing Date (or any dependent or beneficiary of any such employee) might be or become entitled to (1) retirement or profit-sharing benefits; (2) severance or separation from service benefits; (3) incentive, performance, or bonus awards; (4) health care benefits; (5) disability income or wage continuation benefits; (6) stock option or purchase plan or similar benefits; (7) supplemental unemployment benefits; (8) life insurance, death or survivor's benefits; (9) accrued sick pay or vacation pay; (10) any type of benefit offered under any arrangement subject to characterization as an "employee welfare benefit plan" within the meaning of Section 3(3) of ERISA; or (11) benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits and to which the Gustafson Business Entities or the Company is a party or by which the Gustafson Business Entities or the Company is bound as of the Closing Date.
"Employee Pension Benefit Plan" means any plan, program or arrangement defined in Section 3(2) of ERISA.
"Environmental Clean-up" means any and all actions, including those that are investigative in nature and those involving the study or selection of remedial alternatives, taken in response to any Contamination, including but not limited to, analysis, monitoring, investigation, removal, treatment, clean-up, prevention of migration of or other disposal of or remediation of any Hazardous Substances required under applicable Environmental Law or required by Governmental Authorities.
"Environmental Costs" means any and all costs and expenses (including, without limitation, attorney, consultant and engineer fees and expenses) for an Environmental Clean-up.
"Environmental Laws" means, collectively, any and all laws, ordinances, rules, regulations, directives, orders, authorizations, decrees, notices, permits, binding plans, demand letters or other mandates, proscriptions or prescriptions of any nature, whether current or future of a Governmental Authority relating in any way to any Hazardous Substance, Contamination, protection of the environment, protection of natural resources, or protection of health and safety, including, without limitation, those relating to emissions, discharges, releases or threatened emissions, discharges or releases to, on, onto or into the environment of any Hazardous Substance and the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C.A. 136 et. seq. "Environmental Liability" shall mean any and all liabilities, Losses, Claims, penalties, damages, Environmental Costs, expenses, remediation or inspection costs and any expenses (including, without limitation, attorney, consultant and engineer fees and expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising from or relating to compliance with any Environmental Law or arising under any theory of law or equity and relating to, or arising from, Contamination or the use, treatment, storage, disposal, transport, generation or handling of any Hazardous Substance.
"Environmental Matters" means any matter arising out of or relating to health, safety, pollution, Contamination, Environmental Laws, compliance with Environmental Laws or protection of the environment (indoor or outdoor), including, without limitation, any of the foregoing relating to the presence, use, production, generation, handling, transport, management, treatment, storage, disposal, distribution, discharge, release, migration, control or cleanup of, or exposure to, any Hazardous Substance.
"Environmental Permits" means all governmental permits, licenses, registrations and authorizations required by Environmental Laws in order to operate the Business as currently operated by the Gustafson Business Entities. "Equipment" means any and all equipment that the Gustafson Business Entities or the Company have the right to manufacture, develop, market or sell whether for Seed Treatment uses and applications or for other than Seed Treatment uses or applications, including without limitation, seed treaters, size rights, screens, cylinders, and samplers.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended. "ERISA Affiliate" means any entity that is a member of the "controlled group," as defined in Section 4001(a)(14) of ERISA, that includes the Company or any member of the Gustafson Business Entities.
"Excluded Assets" shall have the meaning given to such term in Section 2.2(a). "Excluded Obligations" shall have the meaning given to such term in Section 2.2(b).
"Financial Books and Records" shall mean all financial records, financial books and records of account of the Gustafson Business Entities or the Company, relating to their Business or to the Contributed Assets or the Assumed Obligations.
"Financial Statements" shall have the meaning given to such term in Section 4.1(v).
"Formation Date" means the date which is the later of the date the Certificate of Formation for the Company has been filed with and accepted by the Secretary of the State of Delaware and the date on which the Contributed Assets and Assumed Liabilities have been assigned and transferred to the Company, as evidenced by a certificate of C&K and the Sellers dated as of the Closing Date.
"Formulation" or "Formulations" shall mean a substance or compound, or mixture of substances or compounds which includes one or more Active Ingredients, whether now, existing or hereafter developed.
"Governmental Authority" or "Governmental Authorities" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any judicial or administrative court, tribunal or judicial or arbitral body, whether foreign, supra-national, federal, state or local.
"Gustafson Business Entities" means collectively: (i) Gustafson, Inc. (a/k/a Gustafson, Incorporated); (ii) Trace Chemicals; and (iii) Industrias Gustafson.
"Hazardous Substance" shall mean any element, substance, compound or mixture (including, without limitation, any pollutant, contaminant, chemical, petroleum product or constituent or industrial, toxic or hazardous substance or waste and any degradation product thereof) whether solid, liquid or gaseous, that: (i) is or shall be in the future subject to regulation of any kind (including, without limitation, regulation by statute, rule, regulation, directive, ordinance, order, decree, notice, plan or demand letter) by any Governmental Authority or statutory or regulatory body with regard to protection of the environment or protection of health and safety; or (ii) the presence or existence of which shall at any time give rise, under any theory of law or equity, to any liability, Claim and/or Loss.
"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
"Important Lease Asset" means the Leases for the premises located in Pekin, Illinois, DeMoines, Iowa, Eden Praire, Minnesota, Marsing, Idaho, and Plano, Texas, as more particularly identified on Schedule 4.1 (i).
"Indemnitee(s)" shall have the meaning given to such term in Section 9.2. "Industrias Gustafson" means Industrias Gustafson S.A. DE C.V., a corporation organized under the laws of Mexico, and a wholly-owned subsidiary of Gustafson, Inc.
"Initial Member" or "Initial Members" shall have the meaning given to such term in the LLC Agreement.
"Knowledge" means with respect to the Sellers, the actual knowledge of the individuals listed on Exhibit A as employees of the Sellers, together with the knowledge such Persons should have had as a result of Due Inquiry, and with respect to C&K, the actual knowledge of the individuals listed on Exhibit A as employees of C&K, together with the knowledge such Persons should have had as a result of Due Inquiry.
"Laws" means all federal, state, local, foreign or other laws, rules, regulations, guidelines, orders, injunctions, building and other codes, ordinances, permits, licenses, authorizations, judgments, decrees of federal, state, local, foreign or other authorities, and all orders, writs, decrees and consents of any governmental or political subdivision or agency thereof, or any court or similar Person established by any such governmental or political subdivision or agency thereof; but specifically excluding Environmental Laws. "Lease" or "Leases" means all real and personal property leases, subleases, concessions, licenses, occupancy agreements, conditional sales agreements or other title retention agreements to which the Gustafson Business Entities or the Company is a party, or by which the Company is bound as of the Closing Date and which is included as a Contributed Asset.
"Lease Estoppel and Consent Certificate" means the substantive equivalent of the form of certificate attached hereto as Exhibit Q and incorporated herein by reference.
"Licenses and Permits" means licenses, franchises, registrations, permits, approvals, certificates, certifications and other authorizations from all applicable Governmental Authorities which are necessary for the conduct of the Business of the Gustafson Business Entities or the Company and the conduct, ownership, use, occupancy and operation of the assets of the Business of the Company on of the Closing Date; but specifically excluding Environmental Permits.
"Liens" means liens, encumbrances, Claims, charges, security interests or rights of first refusal; any limitations on voting rights; or any right of any Third Party, rights of redemption, equities, and any other restrictions of any kind or nature whatsoever, including any leases, licenses, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales arrangements or collateral security arrangements; provided however, giving effect to the agreement of the parties as set forth in Section
8.3 shall not constitute a Lien.
"LLC Agreement" means the Limited Liability Company Agreement of the Company effective as of September 23, 1998, the form of which is attached hereto as Exhibit C and incorporated herein by reference.
"LLC Amendment" means the Amendment to the LLC Agreement, the form of which is attached hereto as Exhibit D and incorporated herein by reference.
"LLC Certificate" means the Certificate evidencing the Offered Membership Interest, the form of which is attached hereto as Exhibit E and incorporated herein by reference.
"Losses" means losses (including, without limitation, all special and consequential damages and all damages for lost profits related to Claims made by Persons other than Purchaser or its Affiliates), damages, costs, Claims, expenses, liabilities, Taxes, interest, penalties, suits, judgments, orders, Liens, obligations and claims of any kind, whether administrative, judicial or otherwise, including, without limitation, the costs and expenses of assessments, settlements, investigations and compromises and also including, without limitation, reasonable attorneys', consultants', accountants' and expert witness fees and expenses; but specifically excluding all special and consequential damages, and all damages for lost profits related to Claims for indemnification made by the Purchaser or its Affiliates.
"Manager" shall have the meaning given to such term in the LLC Agreement. "Marketing Agreement" means the Marketing Rights and Margin Agreement, dated as of the Closing Date, by and among the Company, Purchaser, C&K, Gustafson Partnership and Bayer Inc., a corporation organized under the laws of Canada, the form of which is attached hereto as Exhibit I and incorporated herein by reference.
"Marsing Leased Property" means the premises in Marsing, Idaho leased by Gustafson, Inc. pursuant to a Lease dated December 5, 1985.
"Material Adverse" (including all derivations thereof) means materially adverse to the operations, affairs, financial condition, assets, properties or prospects (financial or otherwise) of a Person, or its Business, each taken as a whole.
"Member" shall have the meaning given to such term in the LLC Agreement. "Membership Interest" shall have the meaning given to such term in the LLC Agreement.
"Net Equity of the Company" means the amount equal to the assets of the Company minus the liabilities of the Company, as adjusted and calculated in accordance with the procedure established for determining the Closing Date Balance Sheet in Section 3.3.
"Non-Disturbance and Attornment Agreement" means the substantive equivalent of the form of Nondisturbance and Attornment Agreement, attached hereto as Exhibit J and incorporated herein by reference; provided however that other than with respect to the non-disturbance provisions thereof, the other substantive provisions may be altered, modified, deleted or amended with the prior consent of Purchaser, which consent may not be unreasonably withheld, conditioned or delayed.
"Occurrence" shall have the meaning given to such term in Section 4.1(aa). "Offered Membership Interest" means fifty percent (50%) of the Membership Interest.
"Off-Site Liability" means Environmental Liability resulting from the presence of a Hazardous Substance generated by a Gustafson Business Entity at an Off-Site Location.

"On-Site Contamination" means Contamination at any location currently owned, operated or leased by any Gustafson Business Entity and utilized in connection with the ownership and/or operation of the Business or Contributed Assets, other than Contamination to the extent caused by action or inaction of the Company or any Third Parties which action or inaction occurred after the Closing Date.

"Off-Site Location" means any location now or formerly owned, operated or leased by any Third Party Manufacturer or other location to which any Gustafson Business Entity transported Hazardous Substances or arranged for the transportation of Hazardous Substances, or at which any Hazardous Substances of any Gustafson Business Entity was deposited or disposed other than Real Property or real property that is the subject of any Leases.

"Operative Agreements" means collectively, the LLC Agreement, the Certificate of Formation and the LLC Amendment, the Marketing Agreement, the Pre-Exercise Distribution and Technology License Agreement, the form of which is attached hereto as Exhibit K and incorporated herein by reference, and the Post-Exercise Distribution and Technology License Agreement, the form of which is attached hereto as Exhibit L, and incorporated herein by reference.

"Other Products and/or Services" means (i) any products for Seed Treatment uses or applications; other than Active Ingredients, Formulations and Equipment, including, without limitation, colorants, dyes, pigments and coatings; and (ii) any activities of the Company or the Gustafson Business Entities, specifically designed for or directly applicable to Seed Treatment uses or applications, that the Company or the Gustafson Business Entities has offered or is offering on the Effective Date.
"Permitted Liens" shall have the meaning given to such term in Section 4.1(h), in the case of Real Property, or Section 4.1(i) in the case of the Leases. "Person" means any individual, corporation, Governmental Authority, regulatory authority, limited liability company, partnership, trust, estate, unincorporated association or other entity.
"Pest" means any plant, animal or other organism, when and if determined by an Agency to be deleterious to man or the environment.
"Product" shall mean any Active Ingredient, Formulation, Equipment or Other Product and/or Service, which any Gustafson Business Entity developed, formulated, manufactured, registered, marketed or sold prior to the Closing Date, including without limitation, the Contributed Products.
"Publicly Available" means that the information in question is available from a public source; provided, however, information shall not be deemed to be Publicly Available to a Person unless the Person contending the information is Publicly Available (i) has lawfully acquired such information through experimentation, research or other appropriate method of acquisition, and (ii) if the form in which the Technology is held by the Gustafson Business Entities or the Company on or before the Effective Date has commercial value, has acquired such information in the same form held by the Company or the Gustafson Business Entities on or before the Effective Date.
"Purchase Price" shall have the meaning given to such term in Section 3.1. "Purchase Price Adjustment" means the post-closing adjustment to the Purchase Price referred to in Section 3.2.
"Purchaser" shall have the meaning given to such term in the Preamble.
"Real Property" means all real property owned by the Gustafson Business Entities as of the Effective Date and included as a Contributed Asset. "Recall" means, with respect to any Product, a "recall", "correction" or "market withdrawal", as those terms are defined by any Governmental Authority. "Registrations" means the registrations issued by any Governmental Authority. "Seed Treatment" means any and all uses or applications of Active Ingredients, Formulations, Equipment or Other Products and/or Services in connection with seeds or stored grains for agricultural purposes, whether now existing or hereinafter developed.
"Seller" or "Sellers" shall have the meanings given to such terms in the Preamble.
"Sellers Indemnitee(s)" shall have the meaning given to such term in Section
9.3.
"Taxes" means all federal, state, local and foreign income, payroll, employment, unemployment, withholding, excise, sales, personal property, use, business and occupation, franchise and occupancy, real estate, or other taxes in connection with the Business (all of the foregoing taxes including interest and penalties thereon and including estimated taxes).
"Technology" means all forms of intellectual property, including without limitation, copyrights, copyright applications, patents, patent applications, trademarks, trademark applications, trade names, service marks, logos, slogans, inventions, processes, production methods, proprietary information, know-how, trade secrets, information, identification lists, product and technical labels, data, including registration data and Governmental Authority data, plans, blueprints, specifications, designs, manufacturing information, formulation recipes and techniques, seed safety information, seed testing techniques, efficacy data, environmental, residue, toxicology and product chemistry information, discoveries, drawings, recorded knowledge, techniques, ideas, concepts, surveys, engineering reports, test reports and procedures, manuals, materials standards, process standards, performance standards, catalogs, flow charts, formulation or technical registrations, work techniques, computer and automatic machinery software and programs, related object and source code and the like whether or not protected by or protectable by patent, copyright, trademark, trade secret or other proprietary rights or by Governmental Authority registrations; but specifically excluding Technology that is generally known to those skilled in a chemical or life sciences field, including, without limitation, the agrochemical field.
"Territory" means collectively, the United States, and the United Mexican
States.
"Third Party" means any and all persons other than C&K, Sellers, the Company and the Purchaser and their respective Affiliates.
"Third Party Manufacturer" means any supplier, contract manufacturer, toll manufacturer, formulator, finisher or other Third Party that now or in the past provided any Gustafson Business Entity with any service in connection with any Gustafson Business Entity's operation of the Business or the Contributed Assets.
"Title Policies" means a standard ALTA owner's policy (without endorsements) of title insurance with respect to the Real Property located at Frisco, Texas and a standard ALTA leasehold policy with respect to the lease that affects the Marsing Leased Property, issued to the Company by Chicago Title Insurance Company, in each case, (i) in an amount equal to the allocated value of each such property, as previously agreed to by the parties, and (ii) insuring that the Company is the owner in fee of the Frisco, Texas property, and holds the leasehold interest in the Marsing Lease, free and clear of all Liens, except Permitted Liens.
"Trace Chemicals" shall have the meaning given to such term in the Preamble. "Uniroyal" shall have the meaning given to such term in the Preamble.
"U.S. GAAP" means generally accepted accounting principles in effect in the United States as of the date of the subject financial statements or calculation, as the case may be, consistently applied.
d.      ARTICLE 2.  SALE OF THE OFFERED MEMBERSHIP INTEREST;
d.      CONTRIBUTION OF ASSETS.

     2.1     Sale of the Offered Membership Interest.
     Subject to the terms and conditions set forth in this Agreement, at the Closing, Gustafson, Inc. will sell, transfer, assign and deliver to Purchaser a forty-nine percent (49%) Membership Interest in the Company free and clear of any Liens, and Trace Chemicals will sell, transfer, assign and deliver to Purchaser a one percent (1%) Membership Interest in the Company free and clear of any Liens, and Purchaser will purchase and accept from the Initial Members the Offered Membership Interest, free and clear of all Liens, and Purchaser will be admitted as a Member of the Company.
     2.2     Contributed Assets and Assumed Obligations.
          (a) Prior to the Closing Date, C&K shall cause the Sellers to, and the Sellers shall, contribute to the Company, by appropriate instruments of transfer, all the assets of the Gustafson Business Entities including, without limitation, the assets specifically listed on Schedule 2.2(a) (the "Contributed Assets"), but specifically excluding the assets listed on
Schedule 4.1(a) ("Excluded Assets"), which Contributed Assets shall be contributed to the Company free and clear of any and all Liens, other than the Assumed Obligations. Prior to the Closing Date, C&K shall cause the Sellers to, and the Sellers shall, assign to the Company, by appropriate instruments of assignment, those obligations of the Gustafson Business Entities listed on
Schedule 2.2(a) to be transferred by the Sellers to the Company, which obligations shall be assumed by the Company (the "Assumed Obligations"). The Contributed Assets and the Assumed Obligations shall be contributed and transferred and assumed, respectively, strictly in accordance with the procedures set forth on Schedule 2.2(a). Pursuant to the LLC Agreement, Gustafson, Inc.'s capital account of the Company will be credited in the amount of TWO HUNDRED TWELVE MILLION, EIGHT HUNDRED THOUSAND UNITED
STATES DOLLARS (US$212,800,000) for the contributions by Gustafson, Inc. to the Company in accordance with this Section 2.2(a), and Trace Chemicals' capital account of the Company will be credited in the amount of SIXTY SEVEN MILLION, TWO HUNDRED THOUSAND UNITED STATES DOLLARS (US$67,200,000) for the contributions by Trace Chemicals to the Company in accordance with this
Section 2.2(a).
          (b) Notwithstanding any provision in this Agreement to the contrary, the Company shall assume only the Assumed Obligations and shall not assume or be obligated to satisfy or perform any other liability, obligation or commitment of C&K, the Sellers or the Gustafson Business Entities, of whatever nature. All such other liabilities, obligations and commitments shall be retained by and remain liabilities, obligations and commitments of C&K, the Sellers and/or the Gustafson Business Entities (collectively, "Excluded Obligations"). Without limiting the foregoing sentence, Excluded Obligations shall include each of the following, except to the extent specifically included as an Assumed Obligation on Schedule 2.2(a):
               (i) Any contingent or unknown Claim against or liability or obligation of C&K, the Sellers or the Gustafson Business Entities, including without limitation, any Claim for product liability related to any Product manufactured or sold on or before the Closing.
               (ii) Any liability or obligation of C&K, the Sellers or the Gustafson Business Entities arising on or before the Closing in favor of any Person.
               (iii) Any present or future liability or obligation of C&K, the Sellers or the Gustafson Business Entities for Taxes of any kind or nature whatsoever, whether federal, state or local, including without limitation, Taxes on capital gains, or the income of C&K, the Sellers or the Gustafson Business Entities accrued with respect to their Business as conducted by C&K, the Sellers or the Gustafson Business Entities prior to and on the Closing Date.
               (iv) Any liability or obligation of C&K, the Sellers or the Gustafson Business Entities in connection with any litigation (whether legal, administrative or otherwise) or alternative dispute resolution mechanism pending or threatened against C&K, the Sellers or the Gustafson Business Entities on or before the Closing or any such litigation or alternative dispute mechanism which has as a basis any action or inaction occurring on or before the Closing including (x) any liability, obligation to arbitrate, claims, grievances or causes of action under any collective bargaining agreement of C&K, the Sellers or the Gustafson Business Entities and, (y) any liability (including nonaccrued and contingent liabilities) associated with occupational exposure to one or more Hazardous Substances to the extent occurring on or before the Closing Date, and (z) any workers' compensation claims or liability.
                (v) Any obligation of C&K, the Sellers or the Gustafson Business Entities for any prepayment or make-whole penalty or premium under or pursuant to any of the contracts or other agreements relating to the Contributed Assets to the extent that such provision was triggered by any act of C&K, the Sellers or the Gustafson Business Entities on or before the
Closing Date.
               (vi)     Any liabilities, obligations or commitments of C&K,
the Sellers or the Gustafson Business Entities under any warranties delivered by C&K, the Sellers or the Gustafson Business Entities on or prior to the Closing to the extent arising out of or related to any action or inaction of C&K, the Sellers or the Gustafson Business Entities on or prior to the Closing Date.
               (vii) Any liabilities, obligations or commitments of C&K, the Sellers or the Gustafson Business Entities (x) arising under any contracts, agreements or commitments other than the Contracts or the Leases, or (y) arising under or related to the Contracts or Leases to the extent related to or attributable to any failure by C&K, the Sellers or the Gustafson Business Entities to comply with the terms thereof or to the extent related to any action or inaction of C&K, the Sellers or the Gustafson Business Entities on or before the Closing Date.
               (viii) Any liability or obligation of C&K, the Sellers or Gustafson Business Entities arising on or before the Closing Date to its employees, whose employment is terminated on or before the Closing Date, for severance or similar pay, whether arising by contract, by any plan or program or pursuant to any Law.
               (ix) Any and all liabilities, damages, losses, costs or
expenses related to any Recall which occurs on or prior to Closing, or which occurs after the Closing and is related to any Product other than a
Contributed Product.
               (x.) Any Off-Site Liability associated with real property that was formerly owned or was the subject of a former lease and is not the subject of any Leases.
     2.3     Closing Date.
          The closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m. New York City time on November 20, 1998, or at such other date and time as may be agreed upon by Purchaser, C&K and the Sellers, subject to the requirements of the HSR Act, if applicable, and all other applicable antitrust statutes and expiration of applicable waiting periods in connection therewith (the "Closing" or "Closing Date"). The Closing shall take place at the offices of Robinson & Cole llp, One Boston Place, Boston Massachusetts or, at such other place as may be agreed upon by Purchaser, C&K and the Sellers. Notwithstanding the foregoing, if the Closing has not occurred on or before December 31, 1998, either C&K and the Sellers or Purchaser may, provided that such party is not in default hereunder, have the right to terminate this Agreement by providing the other party with notice, in accordance with the provisions of Section 12.10 of such party's termination of this Agreement. Upon such termination, none of the parties to this Agreement shall have any further obligation to the other parties hereto pursuant to this Agreement; provided, however, that the obligations set forth in Sections 11.3,
12.8 and 12.13 shall survive any termination of this Agreement in accordance with this Section 2.3.
d.      ARTICLE 3.  PURCHASE PRICE.
     3.1     Payment.
          (a) The Purchase Price shall be ONE HUNDRED AND FORTY MILLION UNITED STATES DOLLARS (US$140,000,000), subject to adjustment pursuant to
Section 3.2.
          (b)     On the Closing Date, Purchaser shall cause the Purchase
Price to be delivered to C&K by wire transfer in immediately available funds.
          (c)     The Purchase Price Adjustment, if any, calculated as
provided in Section 3.2, shall be paid, together with interest on such amount from the Closing Date until paid at a rate equal to 6% per annum, within ten
(10) days after the final determination of such adjustment is made.
     3.2     Post-Closing Adjustment.
          (a)     The Net Equity of the Company as of the Closing Date shall be at least TWENTY MILLION, SEVEN HUNDRED AND NINETY-NINE THOUSAND
UNITED STATES DOLLARS (US$20,799,000).
          (b) If the Net Equity of the Company at the Closing Date, as determined in accordance with Section 3.3 hereof, is less than TWENTY MILLION, SEVEN HUNDRED AND NINETY-NINE THOUSAND UNITED STATES DOLLARS
(US$20,799,000), then the Purchase Price shall be adjusted by reducing the Purchase Price by one-half of the amount of such deficiency.
          (c) If the Net Equity of the Company at the Closing Date, as determined in accordance with Section 3.3 hereof, is more than TWENTY MILLION, SEVEN HUNDRED AND NINETY-NINE THOUSAND UNITED STATES DOLLARS (US$20,799,000), then the Purchase Price shall be adjusted by increasing the Purchase Price by one-half of the amount of such excess.
     3.3     Net Equity at the Closing Date.
          (a)     As soon as reasonably practicable, but in no event later
than sixty (60) days following the Closing, the Company shall work to produce an internally prepared balance sheet of the Company as of the Closing Date
(the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with U.S. GAAP.
          (b)     As soon as practicable following the Closing, but in no
event later than one hundred and twenty (120) days after the Closing Date, the Closing Date Balance Sheet shall be audited by Arthur Andersen llp ("Auditors"). Such audit report shall state (without qualification as to the scope of audit or other matters) to the Company, C&K and Purchaser, the Auditors' opinion as to the Net Equity of the Company as of the Closing Date calculated in accordance with U.S. GAAP. The parties and all their representatives shall be provided with (i) complete access to all work papers and other information used by the Auditors, (ii) a draft of such report within ninety (90) days after the Closing Date, and (iii) a reasonable opportunity to comment on such draft for twenty-five (25) days after the draft is delivered by the Auditor, and (iii) the final opinion of the Auditors to the parties
within one-hundred and twenty (120) days of the Closing Date.   The audit of
the Closing Date Balance Sheet, when delivered by the Auditors to Purchaser and C&K, shall be deemed conclusive and binding on the parties hereto and shall be deemed to be the Closing Date Balance Sheet upon which the Purchase Price Adjustment will be based. The Company shall pay the cost of the fees and expenses of the Auditors' audit of the Closing Date Balance Sheet.
     3.4     C&K Agreements.
          As soon as practical after the Closing, but in no event later than sixty (60) days following the Closing Date, C&K shall provide to Purchaser such information ("Information") as is necessary to confirm that the Economic Provisions (as hereinafter defined) of the C&K Agreements are consistent with past practice of the Sellers relative to the subject matter thereof and as reflected on the Financial Statements.
          The Information is confidential. C&K agrees to permit, on the conditions set forth herein, the following persons to have access to the Information provided by C&K pursuant to this Section 3.4: Mark L. Yogman,
Vice President, Strategic Planning/Organization, Leslie F. Nute, General Counsel, Frank K. Wenzel, Senior Vice President and Controller, and Deloitte & Touche, being the public accountants for Purchaser (collectively, the "Receiving Persons").

          Purchaser acknowledges that the Information is being provided subject to the following conditions:

          1. The Information will be used by the Receiving Persons only for the purpose set forth in this Section 3.4. The Information may be disclosed to other persons ("Other Bayer Persons") within Purchaser who need access to the Information in order for Purchaser to complete such confirmations, provided that such persons are not involved in the crop protection group of Purchaser or their respective Affiliates and provided further that such persons do not use the Information for any other purpose or disclose the Information to any other person.

          2. Any copies of the Information and any notes made by the Receiving Persons and the Other Bayer Persons, together with a list of all Other Bayer Persons, will only be kept by Purchaser in sealed files.
          3. A copy of the Information may also be included in a sealed file in the legal files in the Pittsburgh legal department of Purchaser and in the Pittsburgh offices of Jones, Day, Reavis & Pogue, outside counsel to Purchaser, solely for archiving purposes.
          4. Notwithstanding anything in paragraph 1 above, the Receiving Persons and the Other Bayer Persons (and any successors to their position), and any outside legal advisors to Purchaser may access and utilize such sealed or archived files in connection with any dispute brought pursuant to the Purchase Agreement relating to the Information in such files.
          In the event the Purchaser concludes that the Economic Provisions of the C&K Agreements are not consistent with past practice, the Purchaser shall notify C&K of the particular C&K agreements and Economic Provisions which are inconsistent and the basis for their conclusions. In the event that Purchaser and C&K are unable to informally resolve such Economic Provisions within thirty (30) days of such notice, the Auditors shall conduct a review of the Economic Provisions which were the subject of the notice and shall provide a report reflecting the results of such review. The report of the Auditor shall be deemed to be conclusive and binding on the parties when delivered to Purchaser and C&K. In the event that the Auditor's Report concludes that the provisions reviewed are not consistent with past practices, such provisions shall be revised (such revision to be effective as of the Closing Date) to make such provisions consistent with past practice. The Company shall pay the cost of the fees and expenses of the Auditor's review contemplated hereunder. For purposes hereof, "Economic Provisions" shall include, but not be limited to, price, terms of payment including early payment discount, requirements regarding advance purchase of inventory, advertising allowances and freight allowances.
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES.
     4.1     By C&K and the Sellers.
     C&K and the Sellers, jointly and severally, represent and warrant the following to Purchaser (provided that none of the following relate to Environmental Matters which are addressed exclusively in Section 5.1):
          d.       (a)     Contributed Assets.
               (i) Except for the Excluded Assets set forth on Schedule 4.1(a), the Contributed Assets constitute all of the assets used by the Gustafson Business Entities in the conduct of their Business as presently conducted. Except for the Excluded Assets forth on Schedule 4.1(a), the Contributed Assets are the only assets used to produce the revenues set forth on the Financial Statements.
               (ii) Each of the Sellers and the Gustafson Business Entities have good and marketable title to the portion of Contributed Assets contributed by it, free and clear of any and all Liens other than as set forth in this Section 4.1. As of the Closing Date, the Company will have good and marketable title to the Contributed Assets free and clear of any and all Liens other than as set forth in this Section 4.1.
               (iii) The portion of the Contributed Assets constituting fixed assets, taken as a whole, are in good working order and repair, reasonable wear and tear excepted.
               (iv) The Products included in the Contributed Assets constitute all of the Products which the Gustafson Business Entities currently formulate, currently manufacture, currently have registered, currently market and/or currently sell.
          d.      (b)     Organization of the Company and the Sellers.
               (i) As of the Closing Date, the Company is a limited liability company duly organized, validly existing under the Laws of the State of Delaware and is duly qualified to do business in each other jurisdiction where Gustafson, Inc. was qualified to do business as of the Effective Date. The copies of the Certificate of Formation of the Company and the LLC Agreement, which have been delivered to Purchaser and the forms of which are attached hereto as Exhibit C, are complete and correct and are in full force and effect and there have been no amendments or modifications thereto either made and/or approved.
               (ii) Each Seller and C&K is a corporation duly incorporated and validly existing under the Laws of the jurisdiction of its incorporation. Gustafson, Inc., Industrias Gustafson, and TraceChemicals are duly qualified to do business in each other material jurisdiction where the property owned, leased or used by it is located or the conduct of its Business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect resulting from, related to or arising out of the imposition of any Taxes other than income or income based Taxes.
                    d.      (c)     Authorizations, Consents and Approvals
Needed by the Sellers and the Gustafson Business Entities.
          Each Seller has full power and authority to enter into and perform this Agreement and the Operative Agreements to which it is a party, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Operative Agreements to which it is a party and the performance by it of its obligations hereunder and thereunder. Each of the Gustafson Business Entities has all necessary corporate power, authority and capacity to own its property and assets (including the Contributed Assets) and to carry on its business (including, as applicable, its Business) as presently conducted. This Agreement and the Operative Agreements to which it is a party have been duly executed by each Seller and constitute the legal, valid, binding, and enforceable obligations of such party, enforceable against such party in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Operative Agreements to which it is a party and the consummation by each Seller of the transactions contemplated herein or thereby, do not: (i) conflict with or violate any of the terms of such party's Certificate of Incorporation or Bylaws; (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations or give rise to any right of termination or cancellation under, any agreement, obligation, or instrument by which C&K is bound or to which any Contributed Assets are subject, constitute a default (with or without notice or lapse of time, or both) thereunder; (iii) result in a violation by C&K of any Laws, to which C&K, a Gustafson Business Entity or any Contributed Assets may be subject; (iv) result in the creation of any Lien on any of the Contributed Assets; or (v) conflict with, or result in or constitute a default (with or without notice or lapse of time, or both) under or breach or violation of or grounds for termination of, any license, permit or other Governmental Authority authorization which is part of the Contributed Assets; provided, however, that the consummation of the transactions contemplated by this Agreement and the Operative Agreements is subject to the requirements of the HSR Act, if applicable, and all other applicable antitrust statutes and expiration of applicable waiting periods in connection therewith. Except as set forth in Schedule 4.1(c), no authorization, consent, or approval of any Governmental Authority or any other person is necessary or required in connection with the execution and delivery by each Seller of this Agreement and the Operative Agreements to which it is a party or the performance by each Seller of each Seller's obligations hereunder or thereunder.
          (d)     Authorizations, Consents and Approvals Needed by C&K.
               C&K has full power and authority to enter into and perform this Agreement and the Operative Agreements, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Operative Agreements and the performance by it of its obligations hereunder and thereunder. C&K has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted. This Agreement and the Operative Agreements have been duly executed by C&K and constitute legal, valid, binding, and enforceable obligations of C&K, enforceable against C&K in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Operative Agreements and the consummation by C&K of the transactions contemplated herein or hereby or therein or thereby, do not: (i) conflict with or violate any of the terms of C&K's Certificate of Incorporation or Bylaws;
(ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations or give rise to any right of termination or cancellation under, any agreement, obligation, or instrument by which C&K is bound or to which any Contributed Assets is subject, or constitute a default (with or without notice or lapse of time, or both) thereunder; (iii) result in a violation by C&K of any Laws, to which C&K, a Gustafson Business Entity or any Contributed Assets may be subject; (iv) result in creation of any Lien on any of the Contributed Assets; or (v) conflict with, or result in or constitute a default (with or without notice or lapse of time, or both) under or breach or violation of or grounds for termination of, any license, permit or other Governmental Authority authorization which is part of the Contributed Assets; provided, however, that the consummation of the transactions contemplated by this Agreement and the Operative Agreements is subject to the requirements of the HSR Act, if applicable, and all other applicable antitrust statutes and expiration of applicable waiting periods in connection therewith. Except as set forth in
Schedule 4.1(d), no authorization, consent, or approval of any Governmental Authority or any other person is necessary or required in connection with the execution and delivery by C&K of this Agreement or the Operative Agreements or the performance by C&K of C&K's obligations hereunder.
          d.      (e)     Authorizations, Consents and Approvals Needed by the
Company.
              The Company has full power and authority to enter into and perform this Agreement and the Operative Agreements and all limited liability company, Member and Manager action necessary to authorize the execution and delivery of this Agreement and the Operative Agreements and the performance by the Company of its obligations hereunder or thereunder has been duly taken. The Company has all necessary power, authority and capacity to own its property and assets and to carry on its Business and to carry on its business (including, as applicable, its Business) as presently conducted. This Agreement and the Operative Agreements have been duly executed and delivered by the Company and constitute legal, valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated herein or therein, do not: (i) conflict with or violate any of the terms of the Certificate of Formation or the LLC Agreement;
(ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations or the loss of a material benefit under, any agreement, obligation or instrument by which the Company is bound or to which any property of the Company is subject, or constitute a default (with or without notice or lapse of time, or both) thereunder; (iii) result in the creation or imposition of any Lien on any of the assets of the Company; (iv) except as set forth in Schedule 4.1(e), constitute an event permitting termination of any agreement or instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, pursuant to the terms of such agreement or instrument; (v) conflict with, or result in or constitute a default (with or without notice or lapse of time, or both) under or breach or violation of or grounds for termination of, any license, permit or other Governmental Authority authorization to which the Company is a party or by which the Company may be bound as of the Closing Date; (vi) result in the violation by the Company of any Laws, to which the Company or any assets of the Company may be subject; or (vii) result in the creation of any Lien on any asset of the Company; provided, however, that the consummation of the transactions contemplated by this Agreement and the Operative Agreements is subject to the requirements of the HSR Act, if applicable, and all other applicable antitrust statutes and expiration of applicable waiting periods in connection therewith. Except as set forth in
Schedule 4.1(e), no authorization, consent or approval of, notice to, or filing with, any public body or Governmental Authority or any other Person is necessary in connection with the execution and delivery by the Company of this Agreement or the Operative Agreements or the performance by the Company of its obligations hereunder or thereunder.
          d.      (f)     Absence of Certain Changes.
              Except to the extent set forth on Schedule 4.1(f), since June 27, 1998, the Gustafson Business Entities have conducted their Business in the ordinary course, have not taken any action that would have violated Section
6.1 had it been applicable, and there has not been any Material Adverse changes to their Business or the Company or the Contributed Assets.
          d.      (g)     Title to Membership Interest.
              As of the Closing Date, the Initial Members are the owners, beneficially and of record, of the Membership Interest free and clear of all Liens other than as set forth on Schedule 4.1(g). As of the Formation Date, the Initial Members have full power to transfer the Offered Membership Interest as provided herein to Purchaser without first obtaining the consent or approval of any other Person. As of the Formation Date, the Initial Members own good and marketable title to the Offered Membership Interest, free and clear of any and all Liens and are exclusively entitled to possess and dispose of the Offered Membership Interest. At the Closing, the Purchaser will receive from the Initial Members good and marketable title to the Membership Interest, free and clear of any and all Liens.
          d.      (h)     Title to Real Property.
              (i) The Gustafson Business Entities have good and marketable title to the Real Property, in fee simple absolute and, except as disclosed in
Schedule 4.1(h) ("Permitted Liens"), the Real Property is free and clear of all Liens. As of the Closing, the Company will have good and marketable title to the Real Property in fee simple absolute, and except for the Permitted Liens, the Real Property shall be free and clear of all Liens.
              (ii) Schedule 4.1(h) contains a complete and accurate list of all the Real Property. No other real estate, other than the Real Property, the Marsing Leased Property, and the other premises leased by the Gustafson Business Entities pursuant to the Leases, is used by the Gustafson Business Entities in connection with the Business of the Gustafson Business Entities. No work has been performed on or materials supplied to the Real Property or the Marsing Leased Property within any applicable statutory period which has not been fully paid for, or which could otherwise give rise to any mechanic's or materialmen's liens. There are no taxes or betterment assessments other than ordinary real estate taxes assessed but not yet due and payable against any portion of the Real Property and the Marsing Leased Property. There are no agreements that would have a material adverse impact on or relate to the title to, or ownership of, the Real Property. There are no agreements of record that would have a material adverse impact on or relate to the title to,
or ownership of, the Marsing Leased Property.   The Gustafson Business
Entities have all necessary legal rights of entry and exit to and from the Real Property and the Marsing Leased Property as are reasonably necessary to carry on their Business upon the Real Property or the Marsing Leased Property, as applicable, substantially in the manner in which their Business is currently carried on upon the Real Property and the Marsing Leased Property. The Sellers have delivered to the Purchaser the most up-to-date surveys and title policies relating to the Real Property and Marsing Leased Property that they have in their possession. The Sellers have not made application for a rezoning of any of the Real Property or the Marsing Leased Property, and neither the Sellers nor the Company nor the Gustafson Business Entities have received written notice of a proposed or pending changes to any zoning affecting the Real Property or the Marsing Leased Property. Neither the Sellers nor the Company nor the Gustafson Business Entities have received written notice of any expropriation or condemnation or similar proceeding pending or threatened against all or any portion of the Real Property or the Marsing Leased Property. To each of the Sellers' Knowledge, there are no material defects in the buildings or improvements situated on, or comprising a part of, the Real Property or the Marsing Leased Property or their mechanical, sewage, HVAC, electrical or other systems. All accounts owing for work, labor, materials, services, and equipment in respect of or relating to the Real Property or the Marsing Leased Property have been fully paid for and no Person is entitled to claim a Lien other than the Permitted Liens under the applicable Law. The Sellers have not received any written notice of, and to C&K's Knowledge or to each of the Sellers' Knowledge, there are no violations of any Law, ordinance, regulation or recorded restriction (including, without limitation, those pertaining to zoning, building, fire and health) with respect to any of the Real Property or the Marsing Leased Property which have not been corrected, and to each of the Sellers' Knowledge, no authority has issued or contemplates issuing any notice of violation with respect to the Real Property or the Marsing Leased Property. C&K, the Sellers and the Gustafson Business Entities have not granted any right, option or first refusal to acquire the Real Property or any part thereof or interest therein. All utilities necessary for the operation of the Real Property or the Marsing Leased Property and the Gustafson Business Entities' Business, as currently operated, are available on the Real Property and the Marsing Leased Property. The Sellers have not received written notice of any actual or threatened reduction or curtailment of any utility service now supplied to the Real Property or the Marsing Leased Property. None of the Sellers is a party to any lawsuit, action, investigation or proceeding with respect to the Real Property or the Marsing Leased Property and to C&K's Knowledge and each of the Sellers' Knowledge, no such lawsuit, action, investigation or proceeding is pending or threatened. No portion of the Real Property, nor the use, maintenance, or operation thereof is in material violation of any restriction or other matter of record. The Real Property and the Marsing Leased Property complies in all material respects with all applicable zoning ordinances.
          d.       (i)     Leases.
              (i) As of the Closing, the Company will have good and valid title to the lessees' interest under the Leases, and except for the Permitted Liens disclosed on Schedule 4.1(i), the Leases shall be free and clear of all Liens.
              (ii) Schedule 4.1(i) sets forth a complete and accurate listing or description of all Leases. To C&K's Knowledge and to each of the Sellers' Knowledge, no event of default under any such Lease by any Gustafson Business Entity, the Company, or by any other party to any such Lease has occurred and is continuing which (whether with or without the giving of notice, lapse of time or both, or the happening of any other event) would constitute a default under such Lease; each such Lease will, subject to obtaining any consent listed in Schedule 4.1(e), and having the Assignment and Consent Agreement executed by all parties thereto, continue to be in full force and effect against the Company and lessor on the same terms and conditions immediately after the Closing without the need for any further action on the part of the Company. With respect to real property Leases, (x) Schedule 4.1(i) lists the location of the leased premises, the dates of the Leases and any and all amendments thereto, the annual rental amount and the duration thereof and (y) except as disclosed on Schedule 4.1(b), there is no mortgage, deed, trust or other lien of record as of the Closing Date, that is superior to the rights of tenant under any Lease that is an Important Lease Asset.
          (iii) Each Lease constitutes the legal, valid and binding obligation of each of the parties thereof, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. Except as set forth on Schedule 4.1(i), the Seller, and to C&K's Knowledge or to each of the Sellers' Knowledge, the other parties to the Leases, have performed all material obligations required to be performed under the Leases through the Closing Date and are not (with or without the lapse of time or the giving of written notice, or both) in breach or default in any respect thereunder. The Sellers shall have delivered to Purchaser a true, correct and complete copy of any and all Leases.
          d.      (j)     Contracts and Other Documents.
              As of the Closing Date, the Company is not a party to or bound by any Contract, Lease or similar document other than those Contracts identified on Schedule 4.1(j), those Leases identified on Schedule 4.1(i), or those agreements which have been entered into by the Gustafson Business Entities in the ordinary course of business and consistent with past practices and do not involve payment or receipt of more than FIFTY THOUSAND UNITED STATES DOLLARS (US$50,000) (collectively, the "Contract Rights"). As of the Closing Date, neither the Gustafson Business Entities nor the Company has received notice of any default, and to C&K's Knowledge or each of the
Sellers' Knowledge as of the Effective Date and as of the Closing Date, neither the Gustafson Business Entities nor Company is in default, under any Contract, Lease or other instrument to which the Company or the Gustafson Business Entities is a party or by which it is bound. As of the Closing, other than the Contract Rights, the Company will not be, a party to or bound by any contract relating to its Business, including, without limitation, those contracts of the type described below:
               (i) Any employment or consulting agreement with an employee or former employee that is not terminable at will by the Company (other than any agreement for the employment of any such employee or former employee implied in Law);
               (ii)     Any collective bargaining agreement with any labor
union;
               (iii) Any agreement for capital expenditures or the acquisition or construction of fixed assets in excess of ONE HUNDRED THOUSAND UNITED STATES DOLLARS (US$100,000), other than in the ordinary course of business and consistent with past practices and other than any capital expenditures to be made at the Pekin, Illinois facility with the mutual agreement of C&K and Purchaser.
               (iv) Any agreement or purchase order in excess of ONE HUNDRED THOUSAND UNITED STATES DOLLARS (US$100,000) for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, equipment or other property or services; other than in the ordinary course of the Business of the Gustafson Business Entities and consistent with past practices of the Gustafson Business Entities;
               (v) Any agreement granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any Contributed Asset;
               (vi) Any license or royalty agreement other than licenses or royalty agreements granted or received in the ordinary course of its Business;
               (vii) Any indenture, mortgage, loan or credit agreement under which Gustafson Business Entities have borrowed any money or issued any note, bond, indenture or other evidence of indebtedness for money borrowed by Gustafson Business Entities, or guaranteed indebtedness for money borrowed by others in connection with their Business;
               (viii) Any lease for their Business under which Gustafson Business Entities are (a) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a Third Party or (b) a lessor of, or makes available for use by any Third Party, any tangible personal property owned by Gustafson Business Entities, as the case may be, in each case, other than in the ordinary course of its Business;
               (ix) Any agreement which would restrict the ability of the Company from developing or distributing a Product for market and sale anywhere in the Territory, other than in the ordinary course of its Business; or
               (x) Any other agreement which involves payment of more than FIFTY THOUSAND UNITED STATES DOLLARS (US$50,000) and which is not made in the ordinary course of the Business of the Gustafson Business Entities and is not already excluded under the terms of any other provision of this Section 4.1(i).
     Except as set forth on Schedule 4.1(j), as of the Effective Date, each Contract is a valid and binding obligation of a Gustafson Business Entity, and to C&K's Knowledge or to each of the Sellers' Knowledge, the other parties thereto, and is in full force and effect, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     Except as set forth on Schedule 4.1(j), the Seller, and to C&K's Knowledge or to each of the Sellers' Knowledge, the other parties to the Contracts, have performed all material obligations required to be performed under the Contracts through the Closing Date and are not (with or without the lapse of time or the giving of written notice, or both) in breach or default in any respect thereunder. Except as prohibited by confidentiality or secrecy provisions in the Contracts, or except as restricted by any objections to disclosure raised by the other party to the Contracts, the Sellers have provided Purchaser with a summary of such Contracts containing all the material terms not prohibited to be disclosed.
          (k)     Labor and Employment.
              Except as set forth in Schedule 4.1(k), as of the Closing Date,
(i) neither the Gustafson Business Entities as to their Business nor the Company is a party to a union agreement or collective bargaining agreement with respect to the Business; (ii) there is no labor strike, dispute, formal grievance, arbitration proceeding, general slowdown or stoppage, or charge of unfair labor practice involving a Gustafson Business Entity pending before a court, regulatory body or arbitration tribunal; (iii) Gustafson Business Entities' Business is being operated in compliance in all material respects with all Laws relating to employees; (iv) there are no pending complaints nor, to C&K's Knowledge or to each of the Sellers' Knowledge, are there any threatened complaints against the Gustafson Business Entities in respect of their Business before any employment standards tribunal or human rights tribunal; (v) Gustafson Business Entities are not a party to any written employment agreement with any employee of their Business or any collective agreement with any trade union or employee association with respect to their Business and the Sellers are not aware of any effort to organize any employees of the Gustafson Business Entities in their Business into any collective bargaining unit, union or similar arrangement; and (vi) there are no pending or, to C&K's Knowledge or to each of the Sellers' Knowledge, threatened workers' compensation, discrimination or other such claims related to the Gustafson Business Entities or their Business.
          d.      (l)     ERISA; Employee Benefit Plans.
               (i) Neither the Company nor any of the Gustafson Business Entities is a party to or obligated to contribute to any Employee Benefit Plan, except those set forth in Schedule 4.1(l) attached hereto. Copies of all of the written plans and agreements described in Schedule 4.1(l) and written summaries of any oral plans or agreements are or have been made available to Purchaser.
               (ii) With respect to each Employee Benefit Plan: (1) neither such Employee Benefit Plan nor any plan fiduciary has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code) involving such Employee Benefit Plan that resulted in any material liability which has not been satisfied; (2) all filings and reports as to such Employee Benefit Plan required to have been made to the Internal Revenue Service ("IRS"), to the U.S. Department of Labor or, if applicable, to the Pension Benefit Guaranty Corporation have been made; (3) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceedings or investigation commenced or pending or threatened with respect to any such Employee Benefit Plan or its related trust; (4) such Employee Benefit Plan has been established, maintained, funded and administrated in all material respects in accordance with (A) its governing documents and (B) any applicable provisions of ERISA and the Code; and (5) no such Employee Benefit Plan is, and neither the Company, nor any of the Gustafson Business Entities has, during the preceding five (5) year period, contributed to or maintained a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.
               (iii) With respect to any Employee Pension Benefit Plan that covers employees of the Company or any of the Gustafson Business Entities and which is intended to be qualified under Section 401(a) of the Code, except as set forth in Schedule 4.1(l), favorable determination letters as to qualification of such Employee Pension Benefit Plans under Section 401(a) of the Code have been issued by the IRS and to C&K's Knowledge or to each of the Sellers' Knowledge no event has occurred or condition exists that could not be corrected through one of the compliance programs instituted by the IRS without incurring substantial costs and penalties.
               (iv) There has not been any termination or partial termination of any Employee Pension Benefit Plan maintained by the Company or the Gustafson Business Entities that resulted in a material liability to the Company or the Gustafson Business Entities that has not been satisfied.
               (v) With respect to any plan, fund, program or arrangement maintained or sponsored by the Company for the benefit of employees who perform services outside the United States (a "Foreign Plan"): (1) there is no litigation, disputed Claim (other than routine Claims for benefits), governmental proceeding or investigation threatened, commenced or pending with respect to such Foreign Plan or its related trust which, if determined adversely, would have a Material Adverse effect on the financial condition of the Sellers, taken as a whole; (2) such Foreign Plan has been created and maintained in accordance with applicable laws and administered in all material respects in accordance with its governing documents; and (3) such Foreign Plan may be terminated without having a Material Adverse effect on the financial condition of the Company.
          d.      (m)     Licenses and Permits.
              The Licenses and Permits (other than Environmental Permits which are the subject of Article 5) are set forth on Schedule 4.1(m). Each of the Gustafson Business Entities with respect to its Business, and as of the Closing Date, the Company, have each obtained and fully paid for, and has in full force and effect all necessary Licenses and Permits, except for those the lack of which would not Materially Adversely affect its Business. No proceeding is pending, or, to C&K's Knowledge, or to each of the Sellers' Knowledge, threatened, to modify, suspend, revoke or otherwise limit any such Licenses and Permits. To C&K's Knowledge or to each of the Sellers' Knowledge, no authority intends to cancel, terminate, modify or refuse to renew any such License or Permit. Except as shown on Schedule 4.1(m), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the revocation, cancellation, suspension, modification, or limitation of any of the Licenses and Permits and will not give to any Person any right to revoke, cancel, suspend, modify, or limit any of the Licenses and Permits.
          (n)     Absence of Undisclosed Liabilities.
              Except as set forth in Schedule 4.1(n), and except with respect to Environmental Matters (which are the subject of Article 5), to each of the Sellers' Knowledge or to C&K's Knowledge as of the Closing Date, there is no material liability connected with the Business of each of the Gustafson Business Entities that is not fully reflected or disclosed in the Financial Statements which would be required to be disclosed or reflected in the Financial Statements in accordance with U.S. GAAP.
          d.      (o)     Compliance With Law.
              Except as set forth in Schedule 4.1(o), and except with respect to Environmental Matters (which are the subject of Article 5), the Gustafson Business Entities, with respect to their Business and, as of the Closing Date, the Company is in material compliance in all respects with all applicable Laws, and C&K, the Sellers and the Company have not received any written notice of any alleged breach by the Gustafson Business Entities or the Company of any Laws.
          d.      (p)     Technology and Registrations.
               (i) As of the Closing Date, the Company owns or possesses valid and binding licenses or other rights to use, whether or not registered, the Technology and Registrations.
               (ii) Schedule 4.1(p) sets forth a complete and accurate list of all registered Technology, applications to register Technology and the Registrations (identifying those owned and those licensed), including all United States, state and foreign registrations or applications for registration thereof and all agreements (including, without limitation, agreements pursuant to which the Company has granted licenses to third parties to use any Technology or Registration) relating thereto, as of the Closing Date. All actions necessary to maintain the registered Technology and the Registrations have been taken by the Company or by the Gustafson Business Entities. Except as set forth on Schedule 4.1(p), to C&K's Knowledge or to each of the Sellers' Knowledge as of the Effective Date and as of the Closing Date, the use by the Company of any of the Technology or Registrations or the operation of the Company's Business as conducted as of the Closing does not violate the proprietary rights of any other Person and no claim has been asserted by any Person with respect to the use of the Technology or Registrations by the Company or the operation of the Company's Business as conducted as of the Closing. To C&K's Knowledge or to each of the Sellers' Knowledge as of the Effective Date and as of the Closing Date, no Person is infringing upon the Technology. To C&K's Knowledge or to each of the Sellers' Knowledge as of the Effective Date, as to the Gustafson Business Entities and as of the Closing Date as to the Company, no Person, other than the Company, the Sellers, or the Gustafson Business Entities owns or has any proprietary, financial or other interests, in any Technology or Registrations, except the interests of any Person from which the Company, the Sellers or the Gustafson Business Entities licensed, sublicensed, was assigned or otherwise obtained rights to the Technology or Registrations. Except as set forth in Schedule 4.1(p), as of the Closing Date, the Company is not a party to any written confidentiality, secrecy or similar agreements with Third Parties in connection with the Technology or Registrations.
          d.      (q)     Pending Litigation.
              Except as set forth in Schedule 4.1(q), and except with respect to Environmental Matters (which are the subject of Article 5), there are no actions, suits, Claims, enforcement actions, or proceedings pending or, to C&K's Knowledge or to each of the Sellers' Knowledge, no material Claims threatened against the Sellers, Gustafson Business Entities or the Company or their Business or any Person by reason of such Person being an officer or Manager of the Company, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; nor is there outstanding any writ, order, decree, or injunction applicable to the Business of the Gustafson Business Entities or the Company that: (i) calls into question the Company 's authority or right to enter into this Agreement and consummate the transactions contemplated hereby; or (ii) would otherwise prevent or delay the transactions contemplated by this Agreement; or (iii) applies to the conduct of the Company's Business or the ownership or use of the Contributed Assets.
          d.      (r)     Books and Records.
              The books of account, minute books, Membership Interest record books and other records of the Company are complete and accurate and have been maintained in accordance with sound business practice. The minute books of the Company contain accurate and complete records of all meetings held of, and company action taken by, the Members and the Board, and no meetings of the Members or the Board has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all such books and records will be in the possession of the Company. The Financial Books and Records are complete and correct in all material respects. All of the Financial Books and Records have been prepared and maintained in all material respects in accordance with U.S. GAAP (except as otherwise stated therein or on Schedule 4.1(r)).
          d.      (s)     Subsidiaries and Other Investments.
              As of the Closing Date, the Company does not own, directly or indirectly, any interests or investment (whether equity or debt) in any Person other than those identified in Schedule 4.1(s).
          d.      (t)     Inventory.
              The inventory included in the Contributed Assets and identified on Schedule 4.1(t) is, and was, acquired and has been maintained in the ordinary course of business, and is of a good quality, quantity and condition usable, leasable or saleable in the ordinary course of business, except to the extent that financial reserves have been recorded against such inventory in the Financial Statements.
          d.      (u)     Capital Structure.
              As of the Closing Date, the Membership Interest shown in
Schedule 4.1(u) constitutes all the issued and outstanding membership interests of the Company and is owned beneficially and of record by the Initial Members. The Membership Interest and the Offered Membership Interest are duly authorized, validly issued, fully paid, and nonassessable and the Initial Members hold all of the voting rights thereunder. There are no outstanding subscriptions, options, rights, warrants or other rights, agreements or commitments obligating the Company to issue, sell or transfer any of the Membership Interest or any other equity interests in the Company.
          d.      (v)     Financial Statements.
          Schedule 4.1(v) sets forth the proforma combined income statement for the six month period ended June 27, 1998 and the proforma combined balance sheet of the Company as of June 27, 1998, which proforma income statement and proforma balance sheet includes all the Contributed Assets and Assumed Obligations (the "Financial Statements"). The Financial Statements are prepared in accordance with U.S. GAAP with the proforma adjustments identified on Schedule 4.1(v). The Financial Statements fairly present the proforma financial condition of the Company as of the date thereof and the proforma results of operations of the Company for the period ended on such date, adjusted as if the Company existed and the Contributed Assets and Assumed Obligations had been transferred to and assumed by the Company on December 28, 1997.

          d.       (w)     Taxes.
              Except as set forth on Schedule 4.1(w), to C&K's Knowledge or to each of the Sellers' Knowledge as of the Effective Date and as of the Closing Date, all material returns of Taxes required to be filed by or for the Company and the Gustafson Business Entities have been timely filed (timely being understood to include all properly granted extensions) and payment or provision for the payment of all material Taxes which are shown to have become due pursuant to such returns has been made and all other Taxes for which each has received a notice of assessment or demand for payment or have otherwise been made aware of a deficiency have been paid. All such returns or reports are complete and accurate in all material respects. The Gustafson Business Entities or the appropriate affiliates have withheld or collected and paid over to the appropriate Governmental Authority, or transferred to the Company all accruals and reserves for such payment of all Taxes required by Law to be withheld or collected by or with respect to the Gustafson Business Entities. There are no liens for Taxes upon the assets of the Gustafson Business Entities, the Company, or the Business other than those which are being contested in good faith by appropriate proceedings as described in Schedule 4.1(w).
              To C&K's Knowledge or to each of the Sellers' Knowledge, no formal written claim has ever been made by any non-U.S. authority in a jurisdiction outside the U.S., where no returns are filed with respect to the Gustafson Business Entities, that their Business' activities might be subject to taxation by that jurisdiction.
          d.      (x)     Accounts Payable and Accounts Receivable.
              Except as set forth on Schedule 4.1(x), on the Closing Date the Gustafson Business Entities and the Company have no outstanding accounts or monies due C&K or the Sellers, and C&K or the Sellers have no outstanding accounts or monies due the Gustafson Business Entities and the Company. Except as set forth on Schedule 4.1(x), all accounts payable by the Company and accounts receivable due the Company by C&K, the Sellers or the Gustafson Business Entities shall be paid prior to Closing by C&K, the Sellers or the Gustafson Business Entities. The Financial Statements include adequate reserves for uncollectible accounts receivable of the Company.
          d.      (y)     Regulatory Approvals.
          Other than notice to be given (i) pursuant to the HSR Act, if applicable, and (ii) transfer of Licenses and Permits, no governmental or regulatory authorization, approval, order, consent, or filing is required, including, without limitation, any filings which may be required under the Laws, on the part of C&K, the Gustafson Business Entities and/or the Sellers in connection with the execution, delivery, and performance of this Agreement or any agreements and documents to be delivered under this Agreement or the performance of C&K's and the Sellers' obligations under this Agreement or any other agreements and documents to be delivered under this Agreement.
               (z)     Insurance.
              The Sellers and the Gustafson Business Entities maintain and at the Closing, the Company will have such policies of insurance, issued by responsible insurers, as are appropriate to their Business and the Contributed Assets, in such amounts and against such risks (including, without limitation, comprehensive general liability) as are customarily carried and insured against by C&K. All such policies of insurance are (or will be) in full force and effect and the Sellers and the Gustafson Business Entities are not, and as of the Effective Date, the Company will not be in default as to the payment of premium, the need to give timely notice, or otherwise, under the terms of any such policies.
               (aa)     Contributed Products.

               (i) The Contributed Products are listed on Schedule 4.1(aa). There has not been any Occurrence (as defined below), which, individually or in the aggregate, could reasonably be expected to have a Material Adverse effect; and there has not been any Recall with respect to any Contributed Products, or, to C&K's Knowledge or to each of the Sellers' Knowledge , any investigation ongoing or threatened in writing by any Governmental Authority relating thereto.
               (ii) For purposes of this Section 4.1(aa), the term "Occurrence" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture or formulation, including any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any such accident, happening or event otherwise involving, any of the Contributed Products, which resulted or is alleged to have resulted in injury or death to any person.
          (bb)     Due Inquiry.
               C&K and each Seller represent and warrant that each of the individuals listed on Exhibit A has made Due Inquiry.
     4.2     By the Purchaser.
          Purchaser hereby represents and warrants to C&K and the Sellers as follows:
               (a)     Organization and Qualification.
              Purchaser is a corporation duly incorporated and validly existing under the Laws of the jurisdiction of its incorporation. Purchaser is a wholly owned direct subsidiary of Bayer AG, a corporation organized under the laws of Germany.
               (b)     Authorization, Consents or Approvals.
              Purchaser has full power and authority to enter into and perform this Agreement and the Operative Agreements to which it is a party, and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Operative Agreements to which it is a party and the performance by Purchaser of its obligations hereunder and thereunder. Purchaser has all necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted. This Agreement and the Operative Agreements to which it is a party have been duly executed by Purchaser and constitute legal, valid, binding, and enforceable obligations of Purchaser, enforceable against Purchaser in accordance with their terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting creditors' rights generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery of this Agreement and the Operative Agreements to which it is a party and the consummation by Purchaser of the transactions contemplated herein or hereby or therein or thereby, do not and will not on the Closing Date (i) conflict with or violate any of the terms of Purchaser's Certificate of Incorporation or Bylaws, (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation, or instrument by which Purchaser is bound or to which any property of Purchaser is subject, or constitute a default thereunder or
(iii) result in the violation by Purchaser of any Laws to which Purchaser or any assets of Purchaser may be subject which would Materially Adversely affect the transactions contemplated herein; provided, however, that the consummation of the transactions contemplated by this Agreement is subject to the requirements of the HSR Act, if applicable, and all other applicable antitrust statutes and expiration of applicable waiting periods in connection therewith. Except as set forth in Schedule 4.2(b), no authorization, consent, or approval of any Governmental Authority or any other person is necessary or required in connection with the execution and delivery by Purchaser of this Agreement or the Operative Agreements to which it is a party or the performance by Purchaser of Purchaser's obligations hereunder or thereunder.
     ARTICLE 5.  ENVIRONMENTAL MATTERS.
     5.1     Environmental.
          Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 5.1 are the exclusive representations and warranties of C&K and the Sellers concerning any and all Environmental Matters. C&K and the Sellers, jointly and severally, represent and warrant to Purchaser that as of the Closing Date:
          (a) Schedule 5.1 sets forth a list of all judicial or administrative proceedings (including, without limitation, arbitrations, mediations, and correspondence with any Governmental Authority) related to the ownership and/or operation of the Business or the Contributed Assets in which C&K, any Seller, or any Gustafson Business Entity is or in the last five (5) years has been a party before any Governmental Authority relating to Environmental Matters, the disposition of which may result in: (i) Environmental Liability against any Gustafson Business Entity, C&K or any Seller in an amount exceeding the DeMinimis Amount; (ii) interruption of the Gustafson Business Entities' or the Company's Business for longer than twenty-four (24) hours; (iii) the making of a capital expenditure in excess of the DeMinimis Amount; or (iv) the impairment of the utility of, or the diminution in the value of the Company, the Business or the Contributed Assets, which impairment or diminution exceeds the DeMinimis Amount.
          (b) Except as set forth in Schedule 5.1, each Gustafson Business Entity is, and to C&K's Knowledge or to each Seller's Knowledge in the past has been, in substantial compliance with all Environmental Laws applicable to the operation of the Business and the Contributed Assets.
          (c) Except as set forth on Schedule 5.1, in connection with the ownership and/or operation of the Business and the Contributed Assets each Gustafson Business Entity currently possesses, currently is in compliance with, and, to C&K's Knowledge or to each Seller's Knowledge in the past has substantially complied, in all material respects with the terms of all Environmental Permits and other approvals necessary to operate the Business.
          (d) Except as disclosed on Schedule 5.1 to C&K's Knowledge or to each of the Sellers' Knowledge, no location currently owned, operated or leased by any Gustafson Business Entity and utilized in connection with the ownership and/or operation of the Business of the Gustafson Business Entities or the Contributed Assets is the subject of any enforcement action or other investigation by any Governmental Authority or other Third Party that may lead to Environmental Liability against the Company or any Seller that exceeds the DeMinimis Amount.
          (e) Except as disclosed on Schedule 5.1, to C&K's Knowledge or any Sellers' Knowledge and without making any external due inquiry or investigation or conducting any site visits or audits, no Off-Site Location is the subject of any enforcement action or other investigation by any Governmental Authority or other Third Party that may lead to Environmental Liability against the Company or any Seller in an amount that exceeds the DeMinimis Amount.
          (f) Except with respect to Environmental Matters referenced or identified in Schedule 5.1:
               (i) Neither C&K nor any Seller has received any written request for information, notice, demand letter, administrative inquiry, or formal notice of claim from a Governmental Authority or Third Party concerning On-Site Contamination that may lead to Environmental Liability against the Company or any Seller exceeding the DeMinimis Amount; and
               (ii) Neither C&K nor any Seller has received any written request for information, notice, demand letter, administrative inquiry or formal notice of claim from a Governmental Authority or other Third-Party concerning Contamination at an Off-Site Location that may lead to Environmental Liability against the Company exceeding the DeMinimis Amount.
          (g) Except as set forth in Schedule 5.1, to C&K's Knowledge or to any of the Sellers' Knowledge, there are no underground storage tanks located on any of the Real Property.
          (h) To C&K's Knowledge or to any of the Sellers' Knowledge, there are no Environmental Permits needed by the Gustafson Business Entities or the Sellers or that are required by Environmental Laws in order to operate the Business as currently operated by the Gustafson Business Entities other than those set forth on Schedule 5.1.
          (i) To C&K's Knowledge or to any of the Sellers' Knowledge, the execution and delivery of this Agreement and the consummation by C&K, each Seller and the Company of the transactions contemplated herein or hereby will not result in a violation by any Seller, any Gustafson Business Entity or the Company of any Environmental Law to which any Seller, any Gustafson Business Entity, the Company or any Contributed Assets may be subject; provided, however, that except as set forth in Schedule 5.1, no authorization, consent, or approval of any Governmental Authority is necessary or required under any Environmental Law in connection with the execution and delivery by C&K and each Seller of this Agreement and the performance by C&K and each Seller of their respective obligations hereunder, or in connection with the Company's consummation of the transactions contemplated herein or hereby and the Company's operation of the Business following such consummation.
          (j) To C&K's Knowledge or to any of the Sellers' Knowledge, other than in connection with the transfer of Environmental Permits and compliance with the terms of any applicable state transfer acts, no governmental or regulatory authorization, approval, order, consent, or filing is required under Environmental Laws on the part of C&K, any Seller or any Gustafson Business Entity in connection with the execution or delivery of this Agreement or any agreements and documents to be delivered under this Agreement or the performance of C&K's and each Seller's obligations under this Agreement or any other agreements and documents to be delivered under this Agreement.
          (k) Notwithstanding anything to the contrary in this Section 5.1, C&K, Sellers and/or the Company make no representations or warranties regarding the Company's compliance with Environmental Laws from and after the Closing Date.
     ARTICLE 6.  COVENANTS PRIOR TO CLOSING.
     6.1     Covenants of C&K, the Sellers and the Company.
          (a) C&K, the Sellers and the Company each hereby covenant that, except as otherwise previously consented to in writing by Purchaser, from and after the Effective Date until the Closing or the earlier termination of this Agreement, each of C&K and the Sellers will cause the Company and the Gustafson Business Entities to, carry on their respective Businesses in all material respects in the ordinary course thereof in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and Environmental Laws and, to the extent consistent therewith, use all reasonable commercial efforts to preserve intact their current Business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them to the end that their goodwill and ongoing businesses will be materially unimpaired at the Closing. Without limiting the generality or effect of the foregoing:
          (b) Except with the prior written consent of Purchaser, which consent will not be unreasonably withheld, conditioned or delayed:
               (i) No material contract, lease, license, obligation, indebtedness, commitment, purchase or sale will be entered into, assumed or made by the Gustafson Business Entities or the Company, except in the ordinary course of their Business;
               (ii) Neither the Gustafson Business Entities nor the Company will enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or permit any Lien to be placed upon any of the assets of their Business, whether now owned or hereafter acquired (other than Liens arising by operation of Law or Environmental Law in the ordinary course of business); and
               (iii) No Lease or material Contract will be terminated or amended, nor will any consent or approval that is requested from Seller, the Company or any of the Gustafson Business Entities thereunder be given, except in the ordinary course of their Business, and except for the possible termination of the lease of the Eden Prairie, Minnesota facility.
          (c) After the Formation Date and until the Closing or termination of this Agreement, the Company will not amend its Certificate of Formation or the LLC Agreement or merge or consolidate, or obligate itself to do so, with or into any other entity.
          (d) Except as set forth on Schedule 6.1(d), prior to Closing each of the Gustafson Business Entities and the Company, with respect to their Business, shall not: (i) change its accounting methods, principles or practices; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, membership interest, property or any combination thereof) in respect of any stock of itself, or the Membership Interest, or redeem, repurchase or otherwise acquire any membership interests issued by the Company; (iii) revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business; (iv) establish or increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, membership interests option (including, without limitation, the granting of membership interests awards), employee benefit plan, or otherwise increase the compensation payable or to become payable to any officers or key employees of the Gustafson Business Entities or the Company, except in the ordinary course of business consistent with past practice or as may be required by Law; (v) enter into any employment or severance agreement with any of its employees or establish, adopt or enter into any collective bargaining agreement; or (vi) enter into any contracts with suppliers and customers other than in the ordinary course of the Business; or (vii) authorize or commit or agree to take any of the foregoing actions.
     6.2     Cooperation.
          Purchaser, C&K and the Sellers agree (a) to cooperate with each other in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated hereby and in making or causing to be made any such filings promptly and in seeking to obtain in a timely manner any such consents; and (b) to use all reasonable efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. Purchaser, the Company, C&K and the Sellers shall furnish to each other and to each other's counsel all such information as may be reasonably required in order to effectuate the foregoing. C&K, the Sellers and Purchaser shall cooperate, as may be necessary, with respect to their respective filings, if any, made pursuant to the HSR Act and all other filings made under applicable antitrust statutes. Purchaser on the one hand, and C&K and the Sellers on the other hand shall bear equally all filing fees in respect of the HSR Act, if applicable, and all other filings under applicable antitrust statutes and all filing fees required by applicable Environmental Laws. Until the Closing or early termination of this Agreement, C&K agrees to cooperate (and will cause its Affiliates to cooperate) with any reasonable request of Purchaser for access during the Gustafson Business Entities' normal business hours to the offices, properties, records and personnel of the Business of the Gustafson Business Entities, provided that Purchaser shall not unreasonably interfere with such Business' activities and that such access is subject to all applicable confidentiality obligations of the Company, Sellers or the Gustafson Business Entities.
     6.3     No Solicitation.
          Prior to the Closing or earlier termination of this Agreement, neither C&K nor the Sellers, nor their respective employees, officers, agents or representatives, shall directly or indirectly (a) solicit, initiate or encourage any inquiries, proposals or offers from any Person relating to any acquisition or purchase of all or a material amount of the Contributed Assets or any ownership interest in the Company and/or the Gustafson Business Entities, or (b) with respect to any effort or attempt by any other Person to do or seek any of the foregoing (i) participate in any discussions or negotiations related to the foregoing, (ii) furnish to any other Person any Confidential Information with respect to the Contributed Assets or the Company or the Gustafson Business Entities or their Businesses, or (iii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any such effort.
ARTICLE 7.  CLOSING.
     7.1     Conditions to Obligations of Purchaser.
          The obligations of Purchaser under this Agreement, including, without limitation, the obligation to consummate and effect the purchase of the Offered Membership Interest, shall be subject to satisfaction of the following conditions, unless waived by Purchaser:
          (a) C&K, the Sellers and the Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.
          (b) As of the Closing Date, all representations and warranties of C&K, and the Sellers herein shall have been true and correct when made, shall have continued to have been true and correct at all times subsequent thereto, and shall be true and correct on and as of the Closing Date as though made on, as of and with reference to such date.
          (c) All consents, approvals, certificates and authorizations required to be obtained by C&K, the Sellers and the Company in connection with the contribution to the Company of the Contributed Assets and the sale of the Offered Membership Interest, including without limitation, all approvals by and clearances from all Governmental Authorities, lenders, and other third parties, shall have been obtained, and C&K shall have made the initial filing required under the HSR Act, if applicable.
          (d) The Company shall have obtained written consents to the contribution to the Company of the Contributed Assets and the sale of the Offered Membership Interest for each Lease or Contract listed on Schedule 4.1(n) or Schedule 4.1(i) with respect to which a consent is required in connection with the consummation of the transactions contemplated by this Agreement.
          (e) Since June 27, 1998, except as set forth in Schedule 7.1(e), there shall not have occurred any Material Adverse change with respect to the Gustafson Business Entities, the Company or the Company's or the Gustafson Business Entities' Business.
          (f) The Initial Members and the Company shall have delivered to Purchaser the written resignations of three Managers of the Company, and shall cause any other action to be taken with respect to such resignations that Purchaser may reasonably request.
          (g) The Initial Members shall have executed and delivered to Purchaser the LLC Certificate, the LLC Amendment and all other documents necessary to transfer good and marketable title to the Offered Membership Interest to Purchaser free and clear of all Liens as contemplated by this Agreement.
          (h) The Company shall have obtained all material Licenses and Permits necessary for the operation of its Business after the Closing.
          (i) The Closing shall have occurred by the date determined in accordance with Section 2.3, but in no event later than December 31, 1998.
          (j) The Purchaser shall have received all of the deliveries required pursuant to Section 7.5.
          (k) All Operative Agreements shall have been authorized by and executed and delivered by C&K or its Affiliates, the Sellers and the Company, as applicable.
          (l) Chicago Title Insurance Company shall have issued (or be irrevocably committed to issue) to the Company the Title Policies.
          (m) C&K shall have delivered to Purchaser Incumbency and Specimen Signature Certificates for each of C&K, each of the Sellers and the Company.
          (n) The parties to the Benefit Services Agreement shall have executed and delivered such agreement.
          (o) The Deeds in the form attached hereto as Exhibit P, the Assignment, Lease Estoppel and Consent Certificate, in the form attached hereto as Exhibit Q and the Assignment and Assumption Agreement, in the form attached hereto as Exhibit O shall have been executed.
          (p) Lease Estoppel and Consent Certificates with respect to each Lease that is an Important Lease Asset shall have been executed by the then current landlord under each such Lease and delivered to the Company; provided however, that the C&K and Sellers shall be required to use reasonable commercial efforts to obtain a Lease Estoppel and Consent Certificate from the Landlord at the Eden Prairie, Minnesota property, but shall have no obligation to provide such Lease Estoppel and Consent Certificate at or for the Closing.
          (q) If any Lease that is an Important Lease Asset is subordinate to any mortgage, deed of trust or other lien of record, a Non-Disturbance and Attornment Agreement with respect to each such Lease shall have been executed by the then current landlord and the then current holder of record of such lien and delivered to the Company; provided however, that C&K and Sellers shall be required to use reasonable commercial efforts to obtain a Non-Disturbance and Attornment Agreement from the mortgage/ trustee holding the mortgage/deed of trust on the Eden Prairie, Minnesota property, but shall have no obligation to provide such NonDisturbance and Attornment Agreement at or for the Closing.
          (r) C&K shall have executed and delivered to Purchaser the Letter Agreement dated as of the Effective Date, together with all certificates required therein to be proved (the "C&K Letter Agreement").
     7.2     Conditions to Obligations of C&K, the Sellers and Initial
Members.
          The obligations of C&K and the Sellers and Initial Members under this Agreement, including, without limitation, the obligation to contribute the Contributed Assets and Assumed Obligations to the Company, and to consummate and effect the sale of the Offered Membership Interest, shall be subject to satisfaction of each of the following conditions, unless waived by C&K, the Sellers and the Initial Members:
          (a) Purchaser shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.
          (b) As of the Closing Date, all of the representations and warranties of Purchaser herein shall have been true and correct when made, shall have continued to have been true and correct at all times subsequent thereto, and shall be true and correct on and as of the Closing Date as though made on, as of, and with reference to such date.
          (c) All consents, approvals and authorizations required to be obtained by C&K and the Sellers, Initial Members and the Company in connection with the sale of the Offered Membership Interest, including all approvals by and clearances from all Governmental Authorities, lenders, and other third parties, shall have been obtained, and the Purchaser shall have made the initial filing required under the HSR Act, if applicable.
          (d) Purchaser shall have delivered the Purchase Price in accordance with Section 3.1 and the other deliveries required pursuant to
Section 7.4.
          (e) All Operative Agreements shall have been authorized by and executed and delivered by Purchaser, and or Purchaser's Affiliates, as appropriate.
          (f) C&K shall have received all of the deliveries required pursuant to Section 7.4.
          (g) The Closing shall have occurred by the date determined in accordance with Section 2.3, but in no event later than December 31, 1998.
          (h) Bayer AG shall have executed and delivered to C&K the Letter Agreement dated as of the Effective Date, together with all certificates required therein to be provided (the "Bayer Letter Agreement").
          (i) Purchaser shall have delivered to C&K an Incumbency and Specimen Signature Certificate for Purchaser and Purchaser's Affiliates.
          (j) The parties to the Benefit Services Agreement shall have executed and delivered such agreement.
          (k) The Company shall have obtained all material Licenses and Permits necessary for the operation of its Business after the Closing.
     7.3     Additional Conditions to Obligations.
          The obligations of C&K, the Sellers, the Company and Purchaser to consummate and effect the sale of the Offered Membership Interest pursuant to this Agreement shall be subject to satisfaction of the following additional condition, unless waived by C&K, the Sellers and Purchaser: (a) HSR Act and any applicable waiting periods in connection therewith shall have expired, and no consent, approval or authorization thereunder shall be subject to any condition which is unduly burdensome to any of Purchaser, C&K or Sellers; (b) no second request has been issued by any Governmental Authority; (c) no injunction or temporary restraining order shall have been granted restraining or prohibiting the consummation of the transactions contemplated by this Agreement; and (d) no action, suit or other proceeding instituted by any Governmental Authority seeking such an injunction or order shall be pending or threatened.
     7.4     Purchaser's Closing Deliveries.
          At the Closing, Purchaser will deliver to C&K and the Sellers, in form and substance reasonably satisfactory to C&K and the Sellers and consistent with this Agreement:
          (a) The Purchase Price as set forth in Section 3.1 hereof, the executed LLC Amendment, and the appointments of the three Managers designated by Purchaser.
          (b) The Operative Agreements, in the form of Exhibit I, Exhibit K, and Exhibit L hereto, executed by an authorized officer of Purchaser or its Affiliate.
          (c) Copies of resolutions adopted by the Board of Directors of Purchaser authorizing the execution and delivery of, and performance of Purchaser's obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of Purchaser.
          (d) A Certificate of Legal Existence for Purchaser issued by the Secretary of State of the jurisdiction of its incorporation and dated not more than ten (10) business days prior to the Closing Date.
          (e) A certificate of an authorized officer of Purchaser certifying and warranting that the representations, warranties and agreements of Purchaser contained in this Agreement are true and accurate as of the Closing Date and that Purchaser has satisfied and performed in all material respects all of its obligations hereunder.
          (f) A written opinion of in-house counsel to Purchaser and its Affiliates, dated as of the Closing Date, in the form of Exhibit F hereto.
          (g) Evidence of any authorization, consent, approval or filing with any public body or Governmental Authority or any other Person necessary in connection with this Agreement.
          (h) Incumbency and Specimen Signature Certificate for the Purchaser and its Affiliates who are party to the Operative Agreements.
          (i) The Bayer Letter Agreement executed by Bayer AG, and the certificates to be provided as required therein.
          (j)     The Assignment and Assumption Agreement.
     7.5     C&K's, the Sellers' and the Company's Closing Deliveries.
          At the Closing, C&K, the Sellers and the Company will deliver to Purchaser, in form and substance reasonably satisfactory to Purchaser and consistent with this Agreement:
          (a) The LLC Certificate representing the Offered Membership Interest, duly endorsed for transfer, free and clear of all Liens, the executed LLC Amendment, and the written resignations of three Managers designated to resign by the Initial Members.
          (b) The Operative Agreements, in the form of Exhibit I, Exhibit K, and Exhibit L hereto, executed by an authorized officer of C&K, the Sellers or their Affiliate.
          (c) Copies of resolutions adopted by the Company and by the Board of Directors of C&K, each Seller and Initial Member authorizing the execution and delivery of, and performance of C&K's, the Company's, the Sellers' and the Initial Members' obligations under, this Agreement, certified by the Secretary or an Assistant Secretary of C&K, the Company, the Sellers or the Initial Members, as the case may be.
          (d) A Certificate of Legal Existence for C&K, the Company and each of the Sellers issued by the Secretary of State of the jurisdiction of its incorporation and dated not more than ten (10) business days prior to the Closing Date.
          (e) Evidence of qualification of the Company as a foreign corporation issued by the Secretary of State of any state where Gustafson, Inc. was qualified to do business as of the Effective Date, all as of a date not more than ten (10) business days prior to the Closing Date.
          (f) A certificate of an authorized officer of C&K, each Seller, Initial Member and the Company, certifying and warranting that the representations, warranties and agreements of such party contained in this Agreement are true and accurate as of the Closing Date and that such party has satisfied and performed in all material respects all of its respective obligations hereunder.
          (g) A written opinion of in-house counsel to C&K, the Sellers and their Affiliates, the Initial Members and the Company, dated the Closing Date substantially in the form of Exhibit G hereto.
          (h) Evidence of any authorization, consent, approval or filing with any public body or Governmental Authority or any other Person necessary in connection with this Agreement.
          (i) Incumbency and Specimen Signature Certificates for C&K, the Sellers and the Company.
          (j) The executed Deeds in the form of Exhibit P, the executed Assignment and Assumption Agreement in the form of Exhibit O and the executed Lease Estoppel and Consent Certificate in the form of Exhibit Q, the Assignment and Assumption Agreement, in the form attached to the Agreement Exhibit O, together with a copy of the recording memorandum for each Deed.
          (k) Lease Estoppel and Consent Certificates for each Lease that is an Important Lease Asset and Non-Disturbance and Attornment Agreements for each mortgage, deed of trust or other lien of record to which any Lease that is an Important Lease Asset is subordinate, provided that C&K and Sellers shall have no obligation to provide the Lease Estoppel and Consent Certificate or Non-Disturbance and Attornment Agreement regarding the Eden Praire, Minnesota property.
          (l) The C&K Letter Agreement executed by C&K and the other certificates to be provided as required therein.
     7.6     Employee and Employee Benefit Matters.
          (a) All employees of the Gustafson Business Entities, including employees on leave of absence, vacation, short-term disability, long-term disability or workers' compensation as of the Closing Date, shall be transferred to the Company ("Company Employees") on the Closing Date. C&K and the Sellers agree that any reasonable costs, (including but not limited to the actual cost of benefits provided) associated with employees on long-term disability or workers' compensation as of the Closing Date until such employees cease to be on long-term disability or workers' compensation, whichever is applicable, shall be reimbursed to the Company by C&K and/or the Sellers. Any and all liabilities or expenses of the Company relating to employees of the Gustafson Business Entities who are retired as of the Closing Date, shall be retained by the Gustafson Business Entities. The Company will assume the obligations of the Gustafson Business Entities with respect to accrued but untaken vacation and variable holidays as of the Closing Date, and such accrued but untaken vacation and variable holidays, together with any and all liabilities for post-retirement health benefits, have been set forth on the balance sheet included as part of the Financial Statements and on the Closing Date Balance Sheet.

          (b) Except as otherwise specifically provided in this Agreement, Purchaser and C&K and the Sellers agree that, as of the Closing Date, the Company shall continue to provide Employee Benefit Plans comparable in all material respects to those that the Company or the Gustafson Business Entities were providing immediately prior to the Closing Date to the Company Employees.

          (c) The Company shall adopt and/or maintain welfare benefit plans (as defined in ERISA Section 3(1)) (the "Welfare Plans") and other Employee Benefit Plans that, for at least three (3) years after the Closing Date, provide benefits to Company Employees and to Company Employees who retire after the Closing Date that are comparable in all material respects to benefits provided to such persons by the Gustafson Business Entities the day prior to the Closing Date. The Company, the Sellers and the Purchaser agree that Company Employees will receive credit for all service credited by the Sellers or the Gustafson Business Entities under (i) all employee benefit plans, programs and policies, and fringe benefits of the Company in which they became participants for purposes of eligibility and vesting and (ii) the Company's vacation, service award and severance plans for purposes of calculating the amount of each Company Employee's benefits under such plans.

          (d) The Company shall waive any pre-existing condition limitations for such conditions covered under the Gustafson Business Entities' medical, health or dental plans and shall honor any deductible and out-of-pocket expenses incurred by Company Employees and their dependents under the Gustafson Business Entities' medical, dental or health plans during the portion of the calendar year preceding the Closing Date. The aggregate amount paid under the Gustafson Business Entities' medical, health or dental plans to or for the benefit of Company Employees and their dependents and credited against any maximum benefit payment limitations contained in such plans will be credited against any similar maximum benefit payment limitations contained in the Company's medical, health or dental plans. The Company shall waive any medical certification under its group term life insurance plan for any Company Employee up to the amount of coverage such Company Employee had under the Gustafson Business Entities' life insurance plan (but subject to any limits on the maximum amount of coverage under the Company's life insurance plan).

          (e) The Company agrees to adopt a cafeteria plan qualified under Code Section 125 as of the Closing Date. The Gustafson Business Entities agree to transfer any amounts held in spending accounts for the benefit of Company Employees under the Sellers' plan qualified under Code Section 125 as soon as practicable after the Closing Date to the Company. The Sellers' plan shall not pay any claims under the Sellers' plan which were not received by the Sellers prior to the Closing Date and such claims shall be the sole responsibility of the Company's Code Section 125 plan.

          (f) The Company and the Welfare Plans will be responsible for administering and paying claims incurred before, on and after the Closing Date by Company Employees, and their dependents and beneficiaries. The Company and the Welfare Plans will be responsible for claims incurred by Company Employees who cease to be employed by the Company after the Closing Date and for claims incurred by the dependents and beneficiaries of such employees. The Company shall be responsible for workers' compensation benefits that are payable on or after the Closing Date, regardless of whether the injury, accident or illness occurred before the Closing Date and shall pay such benefits or promptly reimburse the Sellers for any such benefits paid by the Sellers except as provided in subsection (a) of this Section 7.6. The Company and the Welfare Plans shall be responsible for any continuation coverage obligations under COBRA or other applicable law with respect to each employee and each qualified beneficiary (as defined in Code Section 4980B(q)) who has a qualifying event (as defined in Code Section 4980B(f)) regardless of whether such qualifying event occurs or occurred before, on or after the Closing Date.

          (g)     (i)     The Sellers agree to take any and actions necessary
to allow the Company to continue to participate in the Uniroyal Chemical Company, Inc. Retirement Reserve Fund Plan or any successor thereto ("401(k) Plan"). With respect to any Company Employee, the 401(k) Plan shall continue to recognize, for all purposes, service prior to the Closing Date to the same extent that such service is recognized under the 401(k) Plan as in effect on the Closing Date. The Sellers and the Company agree to not allow Company Employees to invest in C&K Common Stock (i) contributions to the 401(k) Plan attributable to service on and after the Closing Date, or (ii) funds held under the 401(k) Plan as of the Closing Date and not then invested in C&K common stock, provided, however, that the Sellers shall not limit the ability of Company Employees to continue to hold C&K common stock held in their accounts in the 401(k) Plan as of the Closing Date. The Sellers agree to provide services with respect to the 401(k) Plan as set forth in the Benefit Services Agreement.

               (ii) At such time as the Company shall cease to be at least 50% owned, directly or indirectly, by the Sellers, the Company shall cease to be eligible to participate in the 401(k) Plan. At such time the Company shall take any and all actions necessary to allow a transfer of assets and liabilities in the 401(k) Plan for participants from the Company to a qualified plan under Section 401(a) of the Code as soon as practicable after the Company ceases to be 50% owned by the Sellers. Alternatively, the Company shall notify the Sellers in writing that no qualified plan maintained by it will accept a transfer. Thereafter, the Sellers shall treat participants from the Company as terminated participants subject to such restrictions as are contained in the Code.

          (h) The Sellers agree that all Company Employees shall be fully vested in any outstanding stock options of the Sellers on or prior to the Closing Date.

          (i) The Sellers shall provide reasonable assistance to the Company in connection with the transfer of relevant records relating to the Sellers' welfare plans with respect to Company Employees.

          (j) Notwithstanding any provision herein to the contrary, the Company and its employee benefit plans shall be liable for any and all liabilities with respect to any claim made by an employee of the Gustafson Business Entities which relates to or arises out of the period of time on or prior to the Closing Date except as set forth in Schedule 7.6 hereto.

     ARTICLE 8.  FURTHER ASSURANCES.
     8.1     Cooperation
          If Closing occurs hereunder, then from and after the Closing Date, the parties hereto each covenants that it will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.
     8.2     Taxes
          C&K agrees to file an election statement in the form of Exhibit M, with respect to the sale of the Offered Membership Interest described in
Section 2.1 of this Agreement, with its U.S. federal tax return for the tax year that includes the Closing Date.
     8.3     Federal Competition Commission of Mexico.
           (a) The parties agree that with respect to the assets that are found in Mexico it will be necessary to obtain a favorable resolution from the Federal Competition Commission of Mexico. Therefore, the parties agree that the present transaction will not produce economic and legal effects in Mexico in terms of Bayer having any right to influence the voting of shares of the Mexican subsidiary of the Company or having any influence in the naming or removal of directors and officers of the Mexico subsidiary of the Company or in having any influence in any marketing discussions in Mexico until the resolution of the Mexican Competition Commission has been obtained.

                    (b) It is further agreed by the parties that the representations and warranties made in this Agreement are subject to, and qualified by, the requirement of the Laws of Mexico and obtaining the resolution of the Mexican Competition Commission.
                    (c) The parties agree that this Section 8.3 shall survive the Closing, and the terms hereof shall govern the operation of the Company until such resolution.
     ARTICLE 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
     9.1     Survival.
          The representations and warranties of Purchaser, C&K and the Sellers set forth in this Agreement, the Closing Agreements and the covenants and obligations of Purchaser, C&K, the Sellers and the Company set forth in this Agreement or in the Closing Agreements, shall survive the Closing, for the periods set forth in Sections 9.2 and 9.3 herein.
     9.2     Indemnification by C&K and the Sellers.
          (a) Subject to and as limited by the provisions of this Section 9.2, C&K and the Sellers jointly and severally agree to defend, indemnify and hold harmless the Company and Purchaser and their officers, directors, agents and employees (individually, a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees") from and against any and all Losses, suffered by a Purchaser Indemnitee, as a result of or in connection with:
               (i) any breach, misrepresentation, or inaccuracy of any representation or warranty made by C&K and/or the Sellers in or pursuant to this Agreement or any Closing Agreements but, excluding any matters under
Section 4.1(h) for which recovery is made from the title company under the Title Policies;
               (ii) any liabilities (other than Assumed Obligations and Taxes and other than Environmental Liabilities which are dealt with exclusively in Section 9.5) of C&K and/or the Sellers, the Gustafson Business Entities, or an Initial Member, including, without limitation, an Excluded Obligation, which become liabilities of the Company or Purchaser;
               (iii) any breach of any covenant, agreement or obligation made or to be performed by C&K, a Seller, an Initial Member or the Company under or pursuant to this Agreement or any Closing Agreements;
               (iv) any (x) Taxes or (y) any fees, fines or penalties related to, arising out of or resulting from the failure to qualify to do business in any jurisdiction or lack of good standing in any jurisdiction, in either case, assessed against the Company or the Gustafson Business Entities', Business or the Contributed Assets due in respect of any fiscal period ended on or before the day immediately prior to the Closing Date, which were not expressly included as a Assumed Obligation;
               (v) any failure of the Sellers to transfer the Contributed Assets and Assumed Obligations to the Company, or any failure of the Initial Members to transfer to Purchaser the Offered Membership Interest in each case, in accordance with this Agreement; and
               (vi) any failure by C&K to file with the Internal Revenue Service the election statement in the form of Exhibit M in accordance with
Section 8.2 of this Agreement.
          (b) Notwithstanding Section 9.2(a), C&K and the Sellers shall not be required to indemnify the Purchaser Indemnitees, under Section 9.2(a), unless such right to indemnification is asserted by Purchaser or the Company (whether or not such Losses have actually been incurred) by written notice to C&K and the Sellers, describing with reasonable specificity the facts giving rise to the asserted right, within the following time periods:
               (i) with respect to any failure of a Seller to cause the transfer of the Contributed Assets and Assumed Obligations to the Company, or of an Initial Member to transfer to Purchaser the Offered Membership Interest in accordance with this Agreement, or with respect to any fraud or intentional misrepresentation made by the Sellers or by C&K, or with respect to a breach of the representations and warranties contained in Sections 4.1(a)(ii), 4.1(f), 4.1(g), 4.1(h)(i) or 4.1(i)(i) or with respect to any Excluded Obligation, there shall be no limitation on the time for making a claim;
               (ii) with respect to any (x) Taxes assessed against the Company's Business or the Contributed Assets due in respect of any fiscal period ended before the Closing Date which were not expressly included as a Assumed Obligation, or (y) any Taxes assessed as a result of any failure by C&K to file with the Internal Revenue Service the election statement in the form of Exhibit M in accordance with Section 8.2 of this Agreement, within the applicable statute of limitations for a violation of the underlying Laws which form the basis of the claim for such Taxes, including all extensions thereof agreed to with tax authorities; and
               (iii) with respect to all other matters covered by Section 9.2(a), on or before the date which is two (2) years after the Closing Date.
          (c) Notwithstanding Section 9.2(a) and (b): (i) C&K and the Sellers shall not be required to indemnify the Purchaser Indemnitees pursuant to Section 9.2(a) with respect to any individual Losses in the DeMinimis Amount, as the case may be, or with respect to the first TWO HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (US$250,000) of such Losses, calculated on a cumulative basis and not on a per individual basis and excluding all DeMinimis Amounts (the "Threshold Amount"); and (ii) C&K and the Sellers shall indemnify Purchaser and the Company pursuant to Section 9.2(a) for up to the next FIFTY MILLION UNITED STATES DOLLARS (US$50,000,000) of Losses, to the extent in excess of the Threshold Amount. Except as provided by Section 9.2(d), C&K's and the Sellers' aggregate indemnification obligations pursuant to Section 9.2(a) and Section 9.5 shall in no event exceed FIFTY MILLION UNITED STATES DOLLARS (US$50,000,000) (the "Indemnification Cap").
          (d) Notwithstanding Section 9.2(c), the DeMinimis Amount, the Threshold Amount and the Indemnification Cap shall not apply to Losses with respect to (i) the failure of a Seller to cause the transfer of the Contributed Assets and Assumed Obligations to the Company; or (ii) to the failure of an Initial Member to transfer to Purchaser the Offered Membership Interest in accordance with this Agreement; (iii) with respect to any fraudulent or intentional misrepresentation, covenant or agreement made or to be performed by C&K or by the Sellers; (iv) as to any breach of the covenants by C&K in Sections 3.1 or 3.2 hereof; or (iv) to any Claims related to Excluded Obligations.
          (e) The amounts for which C&K and the Sellers shall be liable under this Section 9.2 shall be net of any insurance proceeds actually received by Purchaser, its Affiliates or the Company in connection with the amounts or the facts giving rise to the right of indemnification. The amounts for which C&K and the Sellers shall be liable under Section 9.2 shall also include reasonable attorneys' fees and all other costs and expenses incurred by the Company or Purchaser in enforcing its rights to indemnification hereunder.
          (f) Notwithstanding anything in this Article 9 to the contrary, C&K and the Sellers shall have no obligation to indemnify Purchaser for Losses suffered by Purchaser solely as a result of Purchaser's ownership of Membership Interest to the extent the Company has been indemnified hereunder with respect to the underlying Losses.
          (g) As between Purchaser and the Company on the one hand, and any of C&K and the any Seller on the other hand, the remedies set forth in this Article 9 shall be the sole and exclusive remedies with respect to this Agreement and of the transactions provided for herein or contemplated hereby; provided, however that this Section 9.2(g) shall not restrict the rights of either party to seek and obtain injunctive relief to specifically enforce the other party's obligations or to seek and obtain relief for fraud. Without limiting the generality of the foregoing, Purchaser and Company agree that after the Closing, the right to indemnification under Section 9.2(a) for breach of the representations and warranties set forth in Article 5 shall constitute their sole recourse against C&K and the Sellers with respect to representations and warranties made regarding Environmental Matters, and that Purchaser and Company shall have no other right of indemnification or any other right or remedy against C&K and the Sellers with respect to any Environmental Matters arising from the Company, this Agreement, the transactions contemplated thereby, or the Contributed Assets or facilities of the Gustafson Business Entities or the Company, except as set forth in Section 9.5, and except for the indemnification rights set forth above in this Section
9.2 and in Section 9.5, Purchaser and Company do hereby waive and release C&K and the Sellers from all Claims, demands, causes of action, liabilities, cost or expenses with respect to Environmental Matters.
     9.3     Indemnification by Purchaser.
          (a) Subject to and as limited by the provisions of this Section 9.3, Purchaser shall defend, indemnify and hold harmless C&K's and the Sellers' and their respective officers, directors, agents and employees (individually, a "Sellers Indemnitee" and collectively the "Sellers Indemnitees") from and against any and all Losses, suffered by a the Sellers Indemnitee, as a result of or in connection with:
               (i) any breach, misrepresentation, or inaccuracy of any of representations or warranty made by Purchaser in or pursuant to this Agreement or to any Closing Agreements; and
               (ii) any breach of any covenant, agreement or obligation made or to be performed by Purchaser under or pursuant to this Agreement, or any Closing Agreements.
          (b) Notwithstanding Section 9.3(a), Purchaser shall not be required to indemnify the Sellers Indemnitees under Section 9.3 (a), unless such right to indemnification is asserted by a Sellers Indemnitee (whether or not such Losses have actually been incurred) by written notice to Purchaser, describing with reasonable specificity the facts giving rise to the asserted right, within the following time periods:
               (i) with respect to any fraud or intentional misrepresentation made by Purchaser, there shall be no time limitation on the time for making a claim; and
               (ii) with respect to all other matters covered by Section 9.3(a), on a date that is two (2) years after the Closing Date.
          (c) Notwithstanding Section 9.3(a) and 9.3(b) Purchaser (i) shall not be required to indemnify the Sellers Indemnitees pursuant to Section 9.3(a) with respect to the DeMinimis Amount or the Threshold Amount, and (ii) shall indemnify the Sellers Indemnitees pursuant to Section 9.3(a) for the next FIFTY MILLION UNITED STATES DOLLARS (US$50,000,000) of Losses in excess of the Threshold Amount. Except as provided by Section 9.3(d), Purchaser's aggregate indemnification obligation pursuant to Section 9.3(a) shall in no event exceed the Indemnification Cap.
          (d) Notwithstanding Section 9.3(c), the DeMinimus Amount, the Threshold Amount and the Indemnification Cap shall not apply to Losses with respect to any fraudulent or intentional misrepresentation, covenant or agreement made or to be performed by Purchaser, or as to any breach by Purchaser of the covenants in Sections 3.1 or 3.2 hereof.
           (e)     The amounts for which Purchaser shall be liable under this
Section 9.3 shall be net of any insurance proceeds actually received by the Sellers and C&K in connection with the facts giving rise to the right of indemnification. The amounts for which Purchaser shall be liable under
Section 9.3 shall also include all reasonable attorneys fees and all other costs and expenses incurred by the Sellers and C&K in enforcing its rights to indemnification hereunder.
          (f) This Section 9.3 shall be the sole and exclusive remedy of C&K and the Sellers against Purchaser for any claim arising in connection with this Agreement or the transactions contemplated herein; provided, however that this Section 9.3(f) shall not restrict the rights of C&K or any Seller to seek and obtain injunctive relief to specifically enforce Purchaser's obligations or to seek and obtain relief for fraud.
     9.4     Procedure for Third Party Claims.
          (a) In the event a claim arises that is covered by the indemnity provisions of Sections 9.2, 9.3 or 9.5, written notice shall be promptly given by the party seeking indemnification to the indemnifying party. A delay or failure by a party seeking indemnification to provide such prompt written notice to the other party of such claim shall not render the indemnification provisions invalid against such seeking party, except to the extent that the other party is prejudiced by such delay or failure in its attempt to mitigate or resolve such claim.
          (b) Provided that the indemnifying party admits in writing to the party seeking indemnification that such claim is covered by the indemnity provisions of Sections 9.2, 9.3 or 9.5, the indemnifying party shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements (unless the party seeking indemnification agrees to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the indemnifying party; provided, however, that the indemnifying party may not effect any settlement that could result in any cost, expense or liability to the party seeking indemnification or subject the party seeking indemnification to other than monetary damages unless such party consents in writing prior to such settlement and the indemnifying party agrees to indemnify such party therefor. The party seeking indemnification may select counsel to participate in any defense, in which event counsel for the party seeking indemnification shall be at the sole cost and expense of such party.
          (c) Both the indemnifying party and the indemnified party shall cooperate fully with one another and shall cause the Company to cooperate in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.
     9.5     Environmental Indemnification by C&K and the Sellers.
     (a)      On-Site Contamination -- Marsing, Idaho

          (i) Schedule 9.5(a) contains the Marsing Investigation and Remediation Agreement (the "Marsing Agreement") between C&K and Purchaser concerning the facility located at Simpkins Lane, Marsing, Idaho. C&K and Purchaser will be bound by the terms of the Marsing Agreement and C&K shall indemnify and hold harmless Purchaser and the Company for all Environmental Costs associated with the Marsing Agreement.

          (ii) C&K and each Seller shall have no further obligation with respect to Contamination at the Marsing facility other than to comply fully with the terms of the Marsing Agreement.

          (iii) Subject to the terms and conditions of the Marsing Agreement, C&K and each Seller shall indemnify and hold harmless the Purchaser and the Company from and against any and all Environmental Liability resulting from or arising out of Contamination at the Marsing facility identified in the Phase II and/or the CRA Reports (as defined in the Marsing Agreement).

     (b)      On-Site Contamination -- Pekin, Illinois

          (i) The groundwater at the Pekin, Illinois facility contains concentrations of Lindane that may cause Governmental Authorities to direct C&K, the Gustafson Business Entities, the Company or one or more of the Sellers to undertake an Environmental Clean-Up.

          (ii) C&K and each Seller will indemnify and hold harmless the Purchaser and the Company from and against any Environmental Liability to the extent resulting from or arising out of the presence of Lindane in the groundwater at the Pekin facility as of the date of this Agreement.

          (iii) C&K's and each Seller's indemnification obligation pursuant to Section 9.5(b)(ii) shall terminate and end on the third anniversary of the Closing Date.


     (c)     Off-Site Liability

          (i) C&K and each Seller shall jointly and severally indemnify and hold harmless Purchaser and the Company from and against all Off-Site Liability either discovered by Purchaser or the Company or brought to Purchaser's or the Company's attention by a Governmental Authority or other Third Party prior to, on or after the Closing Date for a period of seven (7) years from the Closing Date. C&K and each Seller shall either pay directly to the Company or reimburse the Company for any and all Environmental Costs and Environmental Liability incurred by the Company that are subject to C&K's and the Sellers' indemnification obligations under this Section 9.5(c).
                    (ii) Notwithstanding any other provision contained in this Agreement to the contrary, C&K's and the Sellers' obligation to indemnify Purchaser and the Company pursuant to this Section 9.5 is subject to the condition that such right to indemnification be asserted by either the Company or the Purchaser (whether or not any Loss has been incurred or Claim made) by written notice to C&K or to any Seller which notice describes with reasonable specificity the circumstances giving rise to the asserted right. A delay or failure by a party seeking indemnification to provide such written notice to the other party of such claim shall not render the indemnification provisions invalid against such seeking party, except to the extent that the other party is prejudiced by such delay or failure in its attempt to mitigate or resolve such asserted right.
              (iii) Notwithstanding any other provision contained in this Agreement to the contrary, C&K's and the Sellers' obligation to indemnify Purchaser and the Company pursuant to this Section 9.5 is absolute and not subject to or conditioned on the existence or alleged existence of a breach of any representation or warranty contained in Article 5.
               (iv) The amounts for which C&K and the Sellers shall be liable under this Section 9.5 shall be net of any insurance proceeds actually received by Purchaser, its Affiliates or the Company in connection with the amounts or the facts giving rise to the right of indemnification. The amounts for which C&K and the Sellers shall be liable under Section 9.5 shall also include reasonable attorneys' fees and all other costs and expenses incurred by the Company or Purchaser in enforcing its rights to indemnification after notice is given pursuant to Section 9.5(c)(ii).
     (d)     Exclusive Remedy.
               Notwithstanding any other provision contained in this Agreement to the contrary, the indemnifications set forth in Section 9.2 and Section 9.5 are the sole and exclusive remedy (except that Purchaser shall have the right to seek specific performance of the Marsing Agreement) provided to the Company and the Purchaser with regard to all Environmental Matters discovered by or brought to the attention of the Company or Purchaser by a Governmental Authority or Third Party prior to, on or after the Closing Date, except with respect to indemnifications provided under Section 9.6, and with respect to all Losses suffered by any Seller and/or the Purchaser, as a result of or in connection with any liability (including nonaccrued and contingent liabilities) associated with occupational exposure to one or more Hazardous Substances to the extent occurring on or before the Closing Date and with respect to Section 2.2(b)(x). C&K's and Sellers' obligation to indemnify Purchaser and the Company pursuant to Section 9.5(a) and (b) shall not be subject to the Threshold Amount or the DeMinimis Amount, but shall be subject to the Indemnification Cap. C&K's and Sellers' obligation to indemnify Purchaser and the Company pursuant to Section 9.5(c) shall not be subject to the Threshold Amount, the DeMinimis Amount, or the Cap.
     9.6     Indemnification by Company.
          (a) Subject to and as limited by the provisions of this Section 9.6, the Company agrees to defend, indemnify and hold harmless the Sellers Indemnitees and the Purchaser Indemnitees from and against any and all Losses suffered by any Seller and/or the Purchaser, as a result of or in connection with occupational exposures to one or more Hazardous Substance to the extent exposure occurs after the Closing Date.
          (b) Notwithstanding Section 9.6(a), the Company will not be required to indemnify the Sellers Indemnitees and/or the Purchaser Indemnitees under Section 9.6(a), unless such right to indemnification is asserted by the Sellers and/or the Purchaser (whether or not any Loss has been incurred or Claims made) by written notice to the Company describing with reasonable specificity the facts giving rise to the asserted right. A delay or failure by a party seeking indemnification to provide such written notice to the other party of such claim shall not render the indemnification provision invalid against such seeking party, except to the extent that the other party is prejudiced by such delay or failure in its attempt to mitigate or resolve such asserted right.
          (c)     The amounts for which the Company shall be liable under this
Section 9.6 shall be net of any insurance proceeds actually received by Sellers and/or the Purchaser in connection with the amounts or the facts giving rise to the right of indemnification. The amounts for which the Company shall be liable under Section 9.6 also shall include all reasonable attorneys fees and all other costs and expenses incurred by the Sellers and/or the Purchaser in enforcing its rights to indemnification hereunder, after notice is given pursuant to Section 9.6(b).
          (d)     The indemnification of the Company set forth in this Section
9.6 shall survive the Closing.
     ARTICLE 10.  FINDERS AND BROKERS FEES.
          Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other Person is entitled to any compensation including, without limitation, a commission or finder's fee, in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any compensation, including, without limitation, brokerage, commission, or finder's fee, alleged to be payable because of any act, omission, or statement of the indemnifying party.
     ARTICLE 11.  DEFAULT AND TERMINATION.
     11.1     Default.
          (a) In the event that all the conditions precedent set forth in Sections 7.1 and 7.3 have been satisfied by C&K, the Sellers and the Company, or waived by Purchaser on or prior to the Closing Date, and Purchaser is ready, willing and able to proceed with the Closing, but the Sellers, C&K and the Company are unable, unwilling or refuse to consummate the Closing in accordance with this Agreement, or in the event that C&K, the Sellers or the Company are otherwise in breach of this Agreement, then Purchaser may proceed to protect and enforce its rights pursuant to Section 11.3.
          (b) In the event that all the conditions precedent set forth in Sections 7.2 and 7.3 have been satisfied by Purchaser, or waived by C&K and the Sellers on or prior to the Closing Date, and C&K and the Sellers are ready, willing and able to proceed with the Closing, but Purchaser is unable, unwilling or refuses to consummate the Closing in accordance with this Agreement, or in the event that Purchaser is otherwise in breach of this Agreement, then C&K, the Sellers and the Company may proceed to protect and enforce their rights pursuant to Section 11.3.
     11.2     Termination.
          In addition to the rights of the parties set forth in Section 2.3:
          (a) This Agreement may be terminated at any time prior to the Closing by mutual written consent of C&K, the Sellers, the Company and Purchaser.
          (b) If on the Closing Date, any one or more conditions precedent to Closing set forth in Sections 7.1 and 7.3 of this Agreement has not been fulfilled or satisfied by C&K, the Sellers and the Company, or waived by Purchaser, then Purchaser may, effective upon notice to C&K and the Sellers, terminate this Agreement.
          (c) If on the Closing Date, any one or more conditions precedent to Closing set forth in Sections 7.2 and 7.3 of this Agreement has not been fulfilled or satisfied by Purchaser, or waived by C&K and the Sellers, then C&K and the Sellers may, effective upon notice to Purchaser, terminate this Agreement.
     11.3     Rights on Termination; Waiver.
          (a) If this Agreement is terminated pursuant to Section 11.2(a), all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except as otherwise provided in this Section 11.3, and except that the obligations contained in Sections 11.3(e), 12.8 and 12.13 shall survive any such termination.
          (b) In the event this Agreement is terminated by C&K and the Sellers pursuant to Section 11.2(c), as a result of Purchaser's failure to satisfy the conditions precedent to Closing set forth in Sections 7.2 and 7.3, then C&K and the Sellers may pursue any and all legal and or equitable remedies available to them pursuant to this Agreement as a result of such breach of this Agreement.
          (c) In the event that this Agreement is terminated by Purchaser as a result of C&K's or the Sellers' failure to satisfy the conditions precedent to Closing set forth in Sections 7.1 and 7.3, then Purchaser may pursue any and all legal and/or equitable remedies available to it pursuant to this Agreement as a result of such breach of this Agreement.
          (d) If any of the conditions set forth in Section 7.1 and 7.3 have not been satisfied, Purchaser may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Section 7.2 and 7.3 have not been satisfied, C&K and the Sellers may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. Any condition set forth in Sections 7.1, 7.2 and 7.3 which has not been fulfilled, complied with, satisfied or performed at or prior to the Closing Date shall be conclusively deemed waived if Purchaser, C&K and the Sellers consummate the Closing despite the lack of fulfillment, compliance with, satisfaction or performance of such condition, except that any such consummation of the Closing without the fulfillment, compliance, satisfaction or performance of any condition set forth in Sections 7.1 or 7.2 shall not relieve Purchaser, C&K, the Company or the Sellers from their respective indemnification obligations under Sections 9.2, 9.3, 9.5, and 9.6.
          (e) If this Agreement and the transactions provided for herein shall be terminated or abandoned for any reason whatsoever prior to or at the Closing, each party shall return to the other parties any and all Confidential Information furnished to such party in connection herewith and hold in confidence its knowledge of any and all such Confidential Information and not use, disclose or publish the same directly or indirectly for any purpose, including without limitation for the Business (i) without the prior written consent of such other party or (ii) until the same has been theretofore publicly disclosed by such other party or otherwise ceased to be secret or confidential as evidenced by general public knowledge; provided, however, that each party shall have the right to disclose such information, without consent to the extent that (iii) such party is required by Law or any Environmental Law to do so, or (iv) such disclosure is required in connection with litigation pertinent to such information. The foregoing provisions are intended to supplement and not supersede any existing confidentiality, secrecy or similar agreements between the parties and between each party and any Third Party.
     ARTICLE 12.  MISCELLANEOUS.
     12.1     Transaction Costs.
          (a) C&K and the Sellers on the one hand, and Purchaser on the other hand, shall share equally the cost of any and all state, or local, conveyance, recording, stamp, transfer and any similar tax, fee or duty ("Transfer Taxes") required to be paid in respect of the conveyance, assignment, or transfer to Purchaser of the Offered Membership Interest and the filing and recording thereof. Except as provided in Section 12.1(b), the Sellers shall be solely responsible for any Transfer Taxes required to be paid in respect of the conveyance, assignment, or transfer to the Company of the Contributed Assets and the Assumed Obligations.
          (b) C&K and the Sellers on the one hand and Purchaser on the other hand, shall share equally all fees, premiums and costs associated with (i) the issuance of the Title Policies, including Surveys and (ii) all costs associated with the transfer of all Environmental Permits from the Gustafson Business Entities to the Company, or if transfer is not permitted, the issuance of new Environmental Permit to the Company, including the filing fees and the other costs associated with transferring and/or obtaining the Environmental Permits, except that Sellers shall be responsible for the costs associated with Illinois transfer statute, if applicable. Purchaser shall reimburse Sellers for such shared amounts on the Closing Date.
     12.2     No Third Party Beneficiaries.
          Nothing in this Agreement is intended, nor shall it be construed, to confer any rights or benefits upon any Person (including, but not limited to, any employee or former employee of the Company) other than the parties hereto, and solely to the extent provided in Sections 9.2 and 9.3. Except as provided in Sections 9.2 and 9.3, the Sellers Indemnitees, Purchaser Indemnitees, and other Persons shall have no rights or remedies hereunder. No Third Party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Purchaser, C&K, the Company and the Sellers assume no liability to any Third Party because of any reliance on the representations, warranties and agreements of Purchaser, C&K, the Company and the Sellers contained in this Agreement.
     12.3     Expenses of the Parties.
          Subject to Sections 6.2, 9.2, 9.3, 11. 3 and 12.1 hereof, all expenses involved in the preparation, authorization, and consummation of this Agreement, incurred up to and including the Closing, including, without limitation, all fees and expenses of agents, representatives, counsel, and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and the other parties shall have no liability in respect thereof; provided, however, that nothing herein shall be construed to release or impair any claim for damages by any party under Sections 9.2, 9.3 or 11. 3; provided, further, that any and all such expenses of the Company shall be borne solely by C&K and the Sellers.
     12.4     Amendment and Waiver.
          No amendment, supplement, or modification of this Agreement shall be binding unless executed in writing by the parties. Any party's failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement, nor shall such waiver relieve any other party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.
     12.5     Headings for Convenience.
          The Section headings of this Agreement are included for convenience only and shall not be deemed to limit or otherwise affect the construction of any of its provisions.
     12.6     Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     12.7     Binding Effect.
          Subject to the provisions of Section 12.11, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective administrators, legal representatives, successors and permitted assigns.
     12.8     Publicity.
          (a) The parties hereto expect to make a public announcement of the transactions contemplated herein as soon as practicable after the execution hereof pursuant to a joint press release in the form previously agreed upon by Purchaser and C&K. Thereafter and until the Closing, all general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Business of the Company and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Purchaser and C&K; provided, however, that (i) each of C&K or Purchaser shall be entitled to make a public announcement relating to the proposed transaction if, in the opinion of its legal counsel, such announcement is required to comply with Law or any Environmental Law or applicable stock exchange rules and regulations (in which case the disclosing party shall use its best efforts to provide the other party with as much advance notice as possible with respect to the reasons for and text of such announcement and to make such announcement no more extensive than is necessary to meet the minimum requirement imposed on the party making such announcement); and (ii) upon the prior consent of Purchaser and C&K, the Company and its officers may make disclosures of information (other than Confidential Information ) to customers and suppliers of the Business, but solely to the extent that such disclosures are necessary to obtain the consents and approvals required to be obtained by the Sellers or the Company pursuant to this Agreement, or to the extent that such disclosures are required to preserve the Business relationships with such Third Parties.
          (b) Notwithstanding the foregoing paragraph (a) of this Section 12.8, no party hereto or its representatives will, without the prior written consent of the other parties, disclose to any other person any Confidential Information that has been made available in connection with this Agreement (other than information which has been published or made publicly available other than by unauthorized disclosure of a party), or disclose any of the terms, conditions, or other facts with respect to this Agreement, except if, in the opinion of its legal counsel, such disclosure is required to comply with Law or Environmental Law or applicable stock exchange rules and regulations. If circumstances make it impossible to give such prior written notice, then any disclosure made shall be no more extensive than is necessary to meet the minimum requirement imposed on the party making such disclosure.
     12.9     Complete Agreement.
          This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, including without limitation, the Agreement dated September 16, 1998 by and among Bayer Corporation, Uniroyal Chemical Company, Inc., Gustafson, Inc., Trace Chemicals, Inc. and C&K and the Non-Binding Offer from Bayer AG to C&K dated February 2, 1998, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.
     12.10     Notices.
          All notices and other communications required or permitted by this Agreement shall be in writing in the English language, may be given by a party or its legal counsel, and shall deemed to be duly given (i) when personally delivered (provided written confirmation thereof is also delivered in person or by express courier), or (ii) upon delivery by United States Express Mail or similar nationally recognized express courier service which provides evidence of delivery, or (iii) upon delivery of a facsimile transmission, provided a copy thereof is also delivered in person or by express courier.
     Notice to Purchaser shall be sufficient if given to:
          Bayer Corporation
          Agriculture Division
          8400 Hawthorne Road
          Kansas City, MO 61420
          Attn:  President, Agricultural Division
          Facsimile Number: 816-242-2526
          Telephone Number: 816-242-2513
     with a copy to:
          Bayer Corporation
          8400 Hawthorne Road
          Kansas City, MO 61420
          Attn:  Vice President and Assistant General Counsel
          Facsimile Number: 816-242-2739
          Telephone Number: 816-242-2367
          Notice to C&K and the Sellers shall be sufficient if given to:
          Crompton & Knowles Corporation, Uniroyal Chemical Company, Inc., Trace Chemicals, Inc. and Gustafson, Inc.
          c/o Crompton & Knowles Corporation
          One Station Place-Metro Center
          Stamford, CT  06902
         Attn: Charles J. Marsden, Senior Vice President and Chief Financial Officer
          Facsimile Number: (203) 353-5424
          Telephone Number: (203) 353-5416
     with a copy to:
          Crompton & Knowles Corporation
          One Station Place-Metro Center
          Stamford, CT  06902
          Attn:  John T. Ferguson II, Vice President, General Counsel and
                 Secretary
          Facsimile Number: (203) 353-5423
          Telephone Number: (203) 353-5405
     Notice to the Company shall be sufficient if given to:
          Gustafson LLC
          1400 Preston Road, Suite 400
          Plano, TX  75093
          Attn:  T. Gilliam Austin, President
          Facsimile Number:     (972) 985-1696
          Telephone Number:     (972) 985-8877

          In the event any party gives notice to the Company pursuant to this Agreement, that party shall also provide a copy of such notice to all other parties. Each party shall have the right to designate other or additional addresses or addressees for the delivery of notices, by giving notice as provided in this Section 12.10.
     12.11     Assignment.
          This Agreement and each party's respective rights hereunder, may not be assigned by any party without the prior written consent of all the other parties hereto, to be given or withheld in the sole discretion of each party. Any attempted assignment in violation of this Section 12.11 shall be deemed to be void.
     12.12     Severability.
          In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect.
     12.13     Choice of Law; Choice of Forum.
          (a) Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of New York, United States of America.
          (b) Dispute Resolution. Any and all disputes arising out of or related to this Agreement including, without limitation, questions concerning the construction, enforceability, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement, any dispute which relates to the Confidential Information of any party hereto, will be initially mediated in accordance with the dispute resolution procedures set forth in this Section 12.13 and Exhibit H. No provision of, or the exercise of any rights, under this Section 12.13 and Exhibit H shall limit the right of any party pursue all legal remedies available to them, or obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction before, during or after the pendency of any alternative dispute resolution.
          (c) Waiver of Trial by Jury. C&K, THE COMPANY, SELLERS AND PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE OTHER PARTIES IN CONNECTION HEREWITH.
          (d) Consent to Jurisdiction. C&K, the Sellers, Purchaser and the Company each irrevocably consent that any action or proceeding against it under, arising out of or in any manner relating to this Agreement shall be brought in the United States District Court for the Southern District of New York; provided, however, that if the action or proceeding cannot be brought in such District Court or if it is determined by a judge sitting in such District Court that such court is not the appropriate forum for the action or proceeding, then the action or proceeding shall be brought in the State of Delaware Federal or State Court. C&K, the Sellers, Purchaser and the Company hereby each expressly and irrevocably assent and submit to the personal jurisdiction of any such court in any such action or proceeding. C&K, the Sellers, Purchaser and the Company each further irrevocably consent to the service of summons, notice, or other process relating to any such action or proceeding by delivery thereof by hand or by mail in the manner provided for in Section 12.10 of this Agreement and consent that it may be served with any process or paper by registered mail or by personal service within or without the States of New York or Delaware, as the case may be, in accordance with applicable law. C&K, the Sellers, Purchaser and the Company each waive any objection, claim or defense which it may have at any time to the laying of venue of any such action or proceeding in any such court; irrevocably waive any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum; and further, irrevocably waive the right to object, with respect to any such action or proceeding brought in any such court, that such court does not have jurisdiction over such party.
     12.14     Joint and Several
          Any and all of the obligations of C&K and the Sellers contained within this Agreement shall be joint and several.
 [the next page is the signature page]
          IN WITNESS WHEREOF, each of the parties has caused this Purchase Agreement to be duly executed as of the date first above written.

UNIROYAL CHEMICAL COMPANY INC.

By:/s/Charles J. Marsden
  Charles J. Marsden
  Vice President and
  Chief Financial Officer


BAYER CORPORATION

By:/s/Emil E. Lansu
   Name: Emil E. Lansu
   Title: Executive Vice President

GUSTAFSON, LLC

By:/s/T. Gilliam Austin
   T. Gilliam Austin
   President

GUSTAFSON, INC.

By:/s/T. Gillaim Austin
   T. Gilliam Austin
   President

TRACE CHEMICALS, INC.

By:/s/T. Gilliam Austin
  T. Gilliam Austin
  President

CROMPTON & KNOWLES CORPORATION

By:/s/Charles J. Marsden
  Charles J. Marsden
  Senior Vice President and
  Chief Financial Officer





Exhibit A
Knowledge of C&K; Knowledge of the Sellers

Exhibit B
Intentionally Deleted

Exhibit C
Form of LLC Agreement and Certificate of Formation

Exhibit D
Form of LLC Amendment

Exhibit E
Form of LLC Certificate of Membership Interest

Exhibit F
Form of Opinion of Counsel to Purchaser and its Affiliates

Exhibit G
Form of Opinion of Counsel to C&K, the Sellers, the Company and their Affiliates

Exhibit H
     ALTERNATIVE DISPUTE RESOLUTION PROCEDURES


A.     Method of Invoking ADR Procedures

     1. These procedures may be invoked by any party by giving written notice to the others of the dispute and designating one or more persons (collectively, the "Designee") to act on behalf of the disputing party regarding the dispute. The other parties shall be required to respond to the disputing party's notice within ten (10) business days by designating in writing its own Designee. A party may choose to represent itself, or if it appoints a Designee, its officers may nonetheless attend such meetings.

     2. The parties, each acting through its Designee, shall meet at a mutually acceptable time and place within ten (10) business days after the non-disputing party designates its Designee to the others. At that meeting, the parties shall attempt in good faith to negotiate a resolution of the dispute, or failing that, to agree on a method for resolving the claim or dispute.

     3. If, within ten (10) business days after the first meeting or within such longer period of time as the parties may mutually agree, the parties have not succeeded in negotiating a resolution of the claim or dispute or agreeing on a dispute resolution mechanism, they shall submit the dispute to mediation in accordance with the procedures set forth herein.

     4. The parties will jointly appoint a mutually acceptable mediator to mediate the dispute. If the parties are unable to agree on a mutually acceptable mediator within five (5) business days after the conclusion of the negotiations described in paragraph 3 above, then the parties shall select a neutral Third Party from American Arbitration Association ("AAA") in New York, New York, with the assistance of AAA, unless the parties agree otherwise in finding a mutually acceptable mediator.

     5. Each party to the dispute shall bear an equal share of the fees and costs of the mediator, and any fees and costs of AAA.

     6. The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days from appointment of a mediator by any of the parties or the AAA.

     7. The parties agree that the mediation period may be extended for an additional thirty (30) days beyond the initial thirty (30) day period upon agreement of the parties. Either party may terminate the mediation at any time after the initial thirty (30) days or when any agreed upon extension has expired.

B.     Mediation Procedures

     1.     The mediator shall be neutral and impartial.

     2. The mediator shall control the procedural aspects of the mediation. The parties will cooperate fully with the mediator.

          (a) The mediator is free to meet and communicate separately with each party.

          (b) The mediator will decide when to hold joint meetings with the parties and when to hold separate meetings. There shall be no stenographic record of any meeting. Formal rules of evidence will not apply.

     3. Each party may be represented by more than one person, including an attorney.

     4.     The process will be conducted expeditiously.

     5. The mediator will not transmit information received from any party to another party or any third person unless authorized to do so by the party transmitting the information.

     6. The entire process is confidential. The parties and the mediator will not disclose information regarding the process, including settlement terms, to third persons, unless the parties otherwise agree. The process shall be treated as a compromise negotiation for purposes of the applicable rules of evidence. Further, the parties will not disclose the existence of a dispute or information regarding the mediation to third persons including, without limitation, the media.

     7. The parties will refrain from pursuing administrative and/or judicial remedies during the mediation process, except as otherwise expressly provided in the agreement which incorporates these procedures. The parties agree that any and all statutes of limitation or periods of time for taking action shall be tolled during the time period that the parties are engaged in mediation.

     8.     Unless all parties and the mediator otherwise agree in writing:

          (a) The mediator will be disqualified as a witness, consultant or expert in any pending or future investigation, action or proceeding relating to the subject matter of the mediation (including any investigation, action or proceeding which involves persons not parties to this mediation);

          (b) The mediator, at the conclusion of the mediation, will immediately either destroy and certify destruction of, or return to the providing party, any and all documents and information in the mediator's possession, whether or not the mediation was successful; and

          (c) The mediator will not be subpoenaed in any such investigation, action or preceding and all parties will oppose any effort to have the mediator subpoenaed.

     9. The mediator, if a lawyer, may freely express views to the parties on the legal issues of the dispute.

     10. The mediator shall not be liable for any act or omission in connection with the mediation.

     11. The mediator may withdraw at any time by written notice to the parties (i) for overriding personal reasons, (ii) if the mediator believes that a party is not acting in good faith, or (iii) if the mediator concludes that further mediation efforts would not be useful.

C.     Litigation

     If the parties do not resolve the dispute through mediation within the period provided in Part A above, the parties may pursue any and/or all applicable legal and/or equitable remedies available to them.


Exhibit I
Form of  Marketing Rights and Margin Agreement

Exhibit J
Form of Non-Disturbance and Attornment Agreement
Exhibit K
Form of Pre-Exercise Distribution and Technology License Agreement

Exhibit L
Form of Post-Exercise Distribution and Technology License Agreement

Exhibit M
Form of Code Section 197(f)(9)(B) Election

Exhibit N
Form of Benefit Services Agreement

Exhibit O
Form of Instrument of Transfer, Assignment and Assumption Agreement (Contributed Assets and Assumed Obligations )

Exhibit P
Form of Deeds for Each Real Property

Exhibit Q
Form of Lease Estoppel and Consent Certificate

Exhibit R
Form of Consent (Contracts)


EXHIBIT S

Form of  Intellectual Property Assignments